Exhibit 4.2

TRUST INDENTURE Exhibit 4.2

DATED AS OF THE 20th DAY OF NOVEMBER, 2020

BETWEEN

JUSHI HOLDINGS INC., AS ISSUER

AND

ODYSSEY TRUST COMPANY, AS TRUSTEE

PROVIDING FOR THE ISSUE OF NOTES

TABLE OF CONTENTS

Article 1 INTERPRETATION		1

1.1	Definitions	1
1.2	Meaning of “Outstanding”	13
1.3	Interpretation	14
1.4	Headings, Etc.	14
1.5	Statute Reference	14
1.6	Day not a Business Day	14
1.7	Applicable Law	14
1.8	Monetary References	15
1.9	Invalidity, Etc.	15
1.10	Language	15
1.11	Successors and Assigns	15
1.12	Benefits of Indenture	15
1.13	Accounting Terms	15

Article 2 THE NOTES		15

2.1	Issue and Designation of Notes; Ranking	15
2.2	Issuance in Series	16
2.3	Form of Notes	17
2.4	Execution, Authentication and Delivery of Notes	20
2.5	Registrar and Paying Agent	20
2.6	Paying Agent to Hold Money in Trust	21
2.7	Book Entry Only Notes	21
2.8	Global Notes	22
2.9	Interim Notes	24
2.10	Mutilation, Loss, Theft or Destruction	24
2.11	Concerning Interest	24
2.12	Payments of Amounts Due on Maturity	26
2.13	Legends on Notes	27
2.14	Payment of Interest	28
2.15	Record of Payment	29
2.16	Representation Regarding Third Party Interest	29

Article 3 TERMS OF THE 2019 SENIOR SECURED NOTES		29

3.1	Definitions	29
3.2	Designation of the 2019 Senior Secured Notes	30
3.3	Aggregate Principal Amount	30
3.4	Authentication	30
3.5	Date of Issue and Maturity	31
3.6	Interest	31
3.7	Prepayment; Redemption	31
3.8	Payment Seniority	34
3.9	Form and Denomination of the 2019 Senior Secure Notes	34
3.10	Currency of Payment	34
3.11	Appointment	34
3.12	Inconsistency	35
3.13	Reference to Principal, Premium,Interest,etc.	35

Article 4 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP		35

4.1	Register of Certificated Notes	35
4.2	Global Notes	36
4.3	Transferee Entitled to Registration	37
4.4	No Notice of Trusts	37
4.5	Registers Open for Inspection	38
4.6	Transfers and Exchanges of Notes	38
4.7	Charges for Registration, Transfer and Exchange	42
4.8	Ownership of Notes	42
4.9	Cancellation and Destruction	43

Article 5 REDEMPTION AND PURCHASE OF NOTES		43

5.1	Redemption of Notes	43
5.2	Places of Payment	44
5.3	Partial Redemption	44
5.4	Notice of Redemption	45
5.5	Qualified Redemption Notice	45
5.6	Notes Due on Redemption Dates	46
5.7	Deposit of Redemption Monies	46
5.8	Failure to Surrender Notes Called for Redemption	47
5.9	Cancellation of Notes Redeemed	47
5.10	Purchase of Notes for Cancellation	47

Article 6 COVENANTS OF THE ISSUER		48

6.1	Payment of Principal and Interest	48
6.2	Keeping of Books	48
6.3	Provision of Reports and Financial Statements	49
6.4	Compliance with Laws and Contractual Obligations	49
6.5	Restricted Payments	49
6.6	Incurrence of Indebtedness	49
6.7	Sale of Assets	50
6.8	Repurchase at the Option of Holders – Change of Control	50
6.9	Maintenance of Properties	52
6.10	Organizational Existence	52
6.11	Original Senior Secured Notes	52

Article 7 DEFAULT AND ENFORCEMENT		52

7.1	Events of Default	52
7.2	Declaration of Event of Default; Exercise of Remedies	54
7.3	Trustee May File Proofs of Claim	55
7.4	Trustee May Enforce Claims Without Possession of Notes	55
7.5	Application of Monies by Trustee	56
7.6	No Suits by Holders	57
7.7	Unconditional Right of Holders to Receive Principal, Premium and Interest	57
7.8	Restoration of Rights and Remedies	57
7.9	Control by Holders	58
7.10	Notice of Default and Event of Default	58
7.11	Waiver of Stay or Extension Laws	58
7.12	Undertaking for Costs	59
7.13	Judgment Against the Issuer	59
7.14	Immunity of Officers and Others	59
7.15	Notice of Payment by Trustee	59
7.16	Trustee May Demand Production of Notes	59
7.17	Statement by Officers	60

Article 8 DISCHARGE		60

8.1	Satisfaction and Discharge	60
8.2	Release of Liens	60

Article 9 MEETINGS OF HOLDERS		61

9.1	Purpose, Effect and Convention of Meetings	61
9.2	Notice of Meetings	61
9.3	Chair	63
9.4	Quorum	63
9.5	Power to Adjourn	63
9.6	Voting	63
9.7	Poll	64
9.8	Proxies	64
9.9	Persons Entitled to Attend Meetings	64
9.10	Powers Cumulative	65
9.11	Minutes	65
9.12	Instruments in Writing	65
9.13	Binding Effect of Resolutions	65
9.14	Evidence of Rights of Holders	66
9.15	Actions by the Notes Majority	66

Article 10 SUCCESSORS TO THE ISSUER AND SUBSIDIARIES		66

10.1	Merger, Consolidation, Amalgamation or Sale of Assets	66

Article 11 CONCERNING THE TRUSTEE		67

11.1	No Conflict of Interest	67
11.2	Replacement of Trustee	67
11.3	Rights and Duties of Trustee	68
11.4	Reliance Upon Declarations, Opinions,etc.	70
11.5	Evidence and Authority to Trustee, Opinions,etc.	70
11.6	Officers’ Certificates Evidence	71
11.7	Experts, Advisers and Agents	72
11.8	Trustee May Deal in Notes	72
11.9	Investment of Monies Held by Trustee	72
11.10	Trustee Not Ordinarily Bound	73
11.11	Trustee Not Required to Give Security	73
11.12	Trustee Not Bound to Act on Issuer’s Request	73
11.13	Conditions Precedent to Trustee’s Obligations to Act Hereunder	74
11.14	Authority to Carry on Business	74
11.15	Compensation and Indemnity	74
11.16	Acceptance of Trust	75
11.17	Anti-Money Laundering	75
11.18	Privacy	76

Article 12 AMENDMENT, SUPPLEMENT AND WAIVER		77

12.1	Ordinary Consent	77
12.2	Without Consent	77
12.3	Form of Consent	78
12.4	Supplemental Indentures	78

Article 13 GUARANTEES		79

13.1	Guarantees and Collateral Agent	79

Article 14 NOTICES		80

14.1	Notice to Issuer	80
14.2	Notice to Holders	80
14.3	Notice to Trustee	80
14.4	Mail Service Interruption	81

Article 15 MISCELLANEOUS		81

15.1	Copies of Indenture	81
15.2	Force Majeure	81
15.3	Waiver of Jury Trial	81

Article 16 EXECUTION AND FORMAL DATE		82

16.1	Execution	82
16.2	Formal Date	82

Appendix A FORM OF 2019 SENIOR SECURED NOTES		A-1

Appendix B FORM OF GuarantY		B-1

Appendix C FORM OF DECLARATION FOR REMOVAL OF LEGEND		C-1

THIS INDENTURE made as of the 20th day of November, 2020.

BETWEEN:

JUSHI HOLDINGS INC., a company subsisting under the laws of the Province of British Columbia (hereinafter called the “Issuer”);

AND

ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of the Province of Alberta authorized to carry on the business of a trust company in British Columbia and Alberta (hereinafter called the “Trustee”);

WITNESSETH THAT:

WHEREAS the Issuer considers it desirable for its business purposes to create and issue Notes of one or more series from time to time in the manner and subject to the terms and conditions set forth in this Indenture from time to time;

AND WHEREAS the Issuer, subject to the terms hereof, may issue Notes in an unlimited aggregate principal amount and as of the date hereof the Issuer has duly authorized the issuance of 10% Senior Secured Notes due January 15, 2023.

NOW THEREFORE it is hereby covenanted, agreed and declared as set forth herein:

Article 1
INTERPRETATION

1.1	Definitions

In this Indenture (including the recitals hereto) and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the meanings hereinafter specified, and the following terms are used herein as defined in the UCC: Deposit Accounts, Inventory and Equipment.

“2019 Senior Secured Notes” means the 10% Senior Secured Notes due January 15, 2023 designated pursuant to Section 3.2 of this Indenture.

“Additional Notes” means Notes of any series (other than the Notes issued on the initial issue date of the relevant series of Notes and any Notes issued in exchange or in replacement (in whole or in part) for such initial Notes) issued under this Indenture in accordance with Section 2.2.

“Applicable Law” means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and injunctions adopted, enacted, implemented, promulgated, issued or entered by or under the authority of any Governmental Authority having jurisdiction over a specified Person or any of such Person’s properties or assets. Notwithstanding the foregoing, neither “Applicable Law” nor “Applicable Laws” shall include the Controlled Substances Act of 1970 or any other law of the United States that would be violated as a result of being a state licensed cannabis business.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

“Applicable Securities Legislation” means, at any time, applicable securities laws (including rules, regulations, policies, instruments and blanket orders) in each of the provinces and territories of Canada.

“Asset Sale” the meaning given to that term in Section 3.7(a)(iv).

“Authentication Order” has the meaning given to that term in Section 2.4(c).

“Bank Indebtedness” means the principal of, unpaid interest on, and fees, expenses, costs and other amounts due in connection with (i) indebtedness of the Issuer to banks or commercial finance or other lending institutions regularly engaged in the business of lending money, whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for Bank Indebtedness or any indebtedness arising from the satisfaction of Bank Indebtedness by a Guarantor.

“Beneficial Holder” means any Person who holds a beneficial interest in a Global Note as shown on the books of the Depository or a Participant.

“Board of Directors” means:

(a)	with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(b)	with respect to a partnership, the board of directors of the general partner of the partnership;

(c)	with respect to any other Person, the board, committee or governing body of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification.

“Book Entry Only Notes” means Notes of a series which, in accordance with the terms applicable to such series, are to be held only by or on behalf of the Depository.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday upon which the United States Federal Reserve System is open for business, and upon which banks in Calgary, Alberta are open for business.

“Capital Stock” means:

(d)	in the case of a corporation, corporate stock or shares of any class;

(e)	in the case of an association or business entity other than a corporation, partnership or limited liability company, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(f)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(g)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“CDS” means CDS Clearing and Depository Services Inc. and its successors.

“Change of Control” means the occurrence of any one or more of the following events: (i) the acquisition by any person or “group” (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) of persons (other than current shareholders and their affiliates) of more than 50% (on a fully-diluted basis) of the combined voting power of the then outstanding voting securities of the Issuer, regardless of form or structure of acquisition, (ii) a sale of all or substantially all of the assets of the Issuer (on a consolidated basis), or (iii) Current Directors shall cease to constitute at least a majority of the members of the Issuer’s Board of Directors.

“Change of Control Offer” has the meaning given to that term in Section 6.8(a).

“Change of Control Payment” has the meaning given to that term in Section 6.8(a).

“Change of Control Payment Date” has the meaning given to that term in Section 6.8(a).

“Collateral” means all of the owned material assets of the Issuer and each Guarantor, in each case whether owned on the Issue Date or thereafter acquired including, without limitation, all, contract rights, deposits, Deposit Accounts, General Intangibles, Equipment, fixtures, letter-of-credit rights, instruments, Investment Property, documents, commercial tort claims, Intellectual Property and all other assets, wherever located and whether now existing or owned or hereafter acquired or arising, all supporting obligations thereof, and all products and Proceeds thereof, but excluding any Excluded Property.

“Collateral Agency Agreement” means that certain Amended and Restated Collateral Agency Agreement, dated as of November 20, 2020, by and among the Issuer, the Collateral Agent, the holders of all Related Notes and the Trustee.

“Collateral Agent” means Acquiom Agency Services LLC acting on behalf of the Holders pursuant to the terms of the Collateral Agency Agreement and the Guaranty and Collateral Security Agreement.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and all renewals of any of the foregoing.

“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Issuer and reasonably acceptable to the Trustee.

“Current Director” means any member of the Board of Directors of the Issuer as of the Issue Date and: (i) any Person occupying a vacant position on the Board of Directors of the Issuer; or (ii) any successor of a Current Director , in each case whose election, or nomination for election by the Issuer’s shareholders, was approved by at least a majority of the Current Directors then on the Board of Directors.

“DBRS” means, collectively, DBRS Limited, DBRS, Inc. and DBRS Ratings Limited or any successor ratings agency thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Notice” has the meaning given to that term in Section 7.2.

“Definitive Note” means a Note registered in the name of the Holder thereof, either in certificated form or represented by a direct registration system advice or other similar evidence of the electronic registration of ownership of such Note, issued in accordance with Sections 4.2(b) and 4.6 hereof, and, in the case of a certificated Definitive Note, substantially in the form set out in the Supplemental Indenture providing for the relevant series of Notes (or in the case of the 2019 Senior Secured Note, Appendix A hereto), except that such Note will not bear the Global Note Legend.

“Depository” means CDS and such other Person as is designated in writing by the Issuer and acceptable to the Trustee to act as depository in respect of any series of Book Entry Only Notes.

“Disposition” has the meaning given to that term in Section 6.7.

“Event of Default” has the meaning given to that term in Section 7.1.

“Excluded Equity” means: (a) all of the current and future equity interests of the SW Companies; (b) securities of Cresco Labs, Inc. (including any of its successors) or securities exchanged thereof; (c) the securities of TGS National Holding, LLC and its Subsidiaries or securities exchanged thereof and (d) securities of Organigram Holdings Inc. (including any of its successors) or securities exchanged thereof.

“Excluded Property” means, with respect to the Issuer and the Guarantors, (a) real property and leaseholds, accounts receivable and Inventory, (b) vehicles, (c) those assets and equity interests as to which the Issuer reasonably determines that the costs or other consequences of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (d) assets or equity interests to which the granting or perfecting of such a security interest would violate any Applicable Law (including, without limitation, any state or local cannabis and cannabis related laws and regulations) or contract or rights of a Person to such assets or equity interests, but only so long as such grant or perfection would violate any such Applicable Law or contract or the rights of a Person to such assets or equity interests, (e) the current and future SW Assets and TGS Assets, (f) any cannabis, cannabis-related, hemp or hemp-related permits or licenses (the “Licenses”) issued by any United States of America, Canadian or other Governmental Authority, whether federal, state, provincial, local or otherwise, in each case to the extent such License cannot be transferred pursuant to Applicable Law, provided that: (i) if the Issuer is permitted at any time to transfer a License, such License shall be pledged by the Issuer as Collateral pursuant to the Guaranty and Collateral Security Agreement upon the unanimous vote of all of the holders of the Related Notes, and (ii) if the Issuer is permitted at any time to transfer a License but all the holders of the Related Notes do not unanimously elect for the Issuer to pledge the applicable License as Collateral hereunder, the Issuer shall not be permitted to pledge the applicable License to any other Person; (g) assets (including Proceeds and products therefrom) acquired pursuant to subsection (e) of the definition of Permitted Indebtedness; and (h) Excluded Equity.

“Financial Reports” has the meaning given to such term in Section 6.3.

“Global Note Legend” means the legend set forth in Section 2.13(a), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means certificates or other electronic registration representing the aggregate principal amount of Notes issued and outstanding and held by, or on behalf of, a Depository.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, branch of government, department or Person exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Guarantee” means, as to any Guarantor, a guarantee of the obligations of the Issuer as more particularly described in the Guaranty and Collateral Security Agreement.

“Guaranty and Collateral Security Agreement” means that amended and restated Guaranty and Collateral Security Agreement, dated as of November 20, 2020, by and among the Issuer, certain of its Subsidiaries, the Collateral Agent and the Trustee.

“Guarantor” means all existing or subsequently acquired or organized direct and/or indirect wholly-owned United States of America and international Subsidiaries of the Issuer, other than: (a) immaterial Subsidiaries, (b) Sound Wellness Holdings, Inc., and its successors, future parent entities and current and future Subsidiaries (collectively, the “SW Companies”); (c) any Subsidiary to the extent that the burden or cost of providing a guaranty outweighs the benefit afforded thereby as reasonably determined by the Issuer, (d) any Subsidiary acquired by the Issuer that, at the time of the relevant acquisition, is an obligor in respect of assumed debt to the extent assumed debt prohibits such Subsidiary from providing a guaranty but only for such time that such debt is in existence or such prohibition is in effect, (e) any Subsidiary to the extent the provision of a guaranty by such Subsidiary would result in material adverse tax consequences as determined by the Issuer in its reasonable discretion in consultation with its tax advisors, (f) any Subsidiary that is prohibited by Applicable Law or contract from providing a guaranty or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guaranty but only for such time that such prohibition is in effect or such consent, approval, license or authorization has not yet been granted, and /or (g) any direct or indirect Subsidiary of the Issuer that is not wholly-owned by the Issuer.

“Holder” means the Persons for the time being entered in the Register as registered holders of Notes or any transferees of such Persons.

“Holders’ Request” means the affirmative vote of, or an instrument signed in one or more counterparts by, the Holder or Holders of more than 50% of the aggregate principal amount of the outstanding Notes requesting the Trustee to take an action or proceeding permitted by this Indenture; provided that in the case of any action or proceeding permitted by this Indenture in respect of any particular series of outstanding Notes, “Holders’ Request” means the affirmative vote of, or an instrument signed in one or more counterparts by, the Holder or Holders of more than 50% of the aggregate principal amount of the outstanding Notes of such series requesting the Trustee to take such action or proceeding.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board, as in effect in Canada from time to time.

“Indenture” means this indenture (including, for the avoidance of any doubt, the preamble and recitals hereto), as originally executed or as it may from time to time be supplemented, amended, restated, or otherwise modified in accordance with the terms hereof.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including all Copyrights, Patents and Trademarks, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, provided that Intellectual Property shall not include any Excluded Property.

“Intercompany Note” means any promissory note evidencing loans made by the Issuer or any Guarantor (or any Subsidiary of the Issuer or any Guarantor) to the Issuer or any other Guarantor.

“Interest Payment Date” means, for each series of Notes, a date specified in such series of Notes or the Supplemental Indenture providing for such series of Notes (or, in the case of the 2019 Senior Secured Notes, as specified in Article 3) as the date on which an installment of interest on such Notes shall become due and payable.

“Investment Property” means the collective reference to all “investment property” as such term is defined in Section 9 102 of the UCC, including all Pledged Notes and all Pledged Equity; provided that Investment Property shall not include any Excluded Property.

“Issue Date” means the date the Notes are originally issued pursuant to this Indenture.

“Issuer” means Jushi Holdings Inc. and includes any successor to or of the Issuer, as permitted by the terms hereof.

“Issuer Order” means an order or direction in writing signed by the President, Chief Executive Officer or Chief Financial Officer of the Issuer.

“Letter of Transmittal” means the letter of transmittal sent by the Issuer to the holders of Original Senior Secured Notes in connection with the voluntary exchange of each REDACT of principal amount of Original Senior Secured Notes for REDACT of principal amount of 2019 Senior Secured Notes subject to the terms of this Indenture.

“LVTS” means the large value electronic money transfer system operated by the Canadian Payments Association and any successor thereto.

“Material Adverse Effect” means, with regard to a Person, a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of such Person.

“Maturity” means, when used with respect to a Note of any series, the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, Redemption Notice, notice of option to elect repayment or otherwise.

“Maturity Account” means an account or accounts required to be established by the Issuer (and which shall be maintained by and subject to the control of the Paying Agent) for each series of Notes issued pursuant to and in accordance with this Indenture.

“Notes” means the notes, debentures or other evidence of indebtedness of the Issuer issued and authenticated hereunder, or deemed to be issued and authenticated hereunder, and includes Global Notes and for greater certainty, the 2019 Senior Secured Notes, but for the avoidance of doubt does not include the Original Senior Secured Notes.

“Notes Majority” has the meaning given to that term in Section 7.2.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by the Chief Executive Officer or the Chief Financial Officer of the Issuer, delivered to the Trustee that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Issuer) that meets the requirements of this Indenture.

“Original Senior Secured Notes” means the 10% senior secured notes due January 15, 2023 issued by the Issuer pursuant to subscription agreements entered into by the Issuer and the other parties thereto between December 23, 2019 and July 30, 2020.

“Original Issue Date” means January 1, 2020.

“Original U.S. Holder” means any (1)(a) Holder that (i) is a U.S. Person, (ii) is in the United States, (iii) received an offer to acquire 2019 Senior Secured Notes while in the United States, or (iv) was in the United States at the time such Holder’s buy order was made or such Holder executed or delivered its purchase order for the 2019 Senior Secured Notes, or (b) person who acquired 2019 Senior Secured Notes on behalf of, or for the account or benefit of, any U.S. Person or any person in the United States, in each case that is either (2)(a) a Qualified Institutional Buyer and the original purchaser of the 2019 Senior Secured Notes and who delivered a properly executed Qualified Institutional Buyer Certificate to the Issuer in connection with its purchase of 2019 Senior Secured Notes from the Issuer, or (b) a U.S. Accredited Investor and the original purchaser of the 2019 Senior Secured Notes and who delivered a properly executed U.S. Accredited Investor Certificate to the Issuer in connection with its purchase of 2019 Senior Secured Notes from the Issuer.

“Participants” has the meaning given to that term in Section 4.2(d).

“Patent” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Paying Agent” has the meaning given to that term in Section 2.5.

“Permitted Indebtedness” means any of the following without duplication:

(a)            debt represented by the Related Notes; and

(b)            debt to refinance all or a portion of the then outstanding Related Notes (the “Senior Secured Note Refinancing Debt”). In the event the Issuer elects to refinance less than 100% of the then outstanding Related Notes, such Senior Secured Note Refinancing Debt (i) may be guaranteed by the Guarantors to the same extent of the guarantees guarantying the Related Notes, (ii) may be secured by liens on the Collateral to the same extent as the liens securing the Related Notes and guarantees, (iii) may not have a cash interest rate that is higher than the one applicable to the Related Notes, (iv) may not have covenants that are more restrictive with respect to the Issuer and its Subsidiaries than the covenants contained in the Related Notes and the Guaranty and Collateral Security Agreement, in any material respect, (v) may not have any scheduled maturities (including, without limitation, amortization payments) or put dates prior to 45 days after the Stated Maturity of the Related Notes (and any change of control, asset sale and other prepayment/redemption provisions therein will provide that the Related Notes are to be repaid prior to such Senior Secured Note Refinancing Debt), and (vi) the aggregate principal amount of the Senior Secured Note Refinancing Debt does not exceed in the aggregate the sum of (1) the aggregate principal amount of Related Notes being refinanced, (2) the amount of accrued but unpaid interest due on the Related Notes being refinanced and any reasonably determined premium, prepayment penalty or similar payment necessary to accomplish any such refinancing, and (3) the amount of reasonable and customary fees, expenses and costs related to obtaining and closing such Senior Secured Note Refinancing Debt); and

(c)            debt (including by assumption of debt) resulting from or arising in connection with: (1) the purchase or other acquisition of any equity securities or interests of a Person, (2) the purchase or other acquisition of all or substantially all of the assets or properties of a Person, or any division, line of business or business unit of a Person (including, without limitation, the direct purchase of one or more licenses to operate a medical and/or adult use cannabis business), or (3) any merger or consolidation with a Person, in each case approved by the Issuer’s Board of Directors to the extent required by Applicable Law or the governing documents of the Issuer, and any such acquisition debt (i) may be secured by a lien on the assets and/or equity being acquired in the acquisition, provided that to the extent such assets and/or equity do not constitute Excluded Property, the Related Notes are also secured by a lien on such assets and equity subordinated only to the acquisition debt lien which upon repayment of such acquisition debt, the liens on the acquired assets and/or equity securing the Related Notes will automatically become a first priority senior lien, (ii) may be guaranteed by the Guarantors to the same extent as the guarantees on the Related Notes, (iii) may be secured by liens on the Collateral to the same extent as the liens securing the Related Notes, (iv) may not have covenants that are more restrictive with respect to the Issuer and its Subsidiaries than the covenants contained in the Related Notes and the Guaranty and Collateral Security Agreement in any material respect, provided that, notwithstanding the foregoing, the entity or entities acquiring assets and/or equity pursuant to such acquisition debt may provide to the applicable seller(s) of such assets and/or equity covenants more restrictive than the covenants contained in the Related Notes and the Guaranty and Collateral Security Agreement, and (v) may not have any scheduled maturities (including, without limitation, amortization payments) or put dates prior to 45 days after the Note Maturity Date of the Related Notes (and any change of control, asset sale and/or other prepayment provisions therein (whether mandatory or optional) will provide that the Related Notes are to be repaid prior to such indebtedness); and

(d)            debt basket limited to REDACT million at any one time from the sale and leaseback of real estate owned by the Issuer or any of its Subsidiaries prior to December 23, 2019; provided that the amount of debt incurred by the Issuer or a Subsidiary in connection with such transaction shall be equal to the proceeds received by the Issuer or the applicable Subsidiary; and

(e)            debt basket limited to REDACT million at any one time outstanding. Any liens securing such indebtedness shall only apply to the property or assets acquired or improved with the proceeds of such indebtedness. Such property or assets (including proceeds and products therefrom) will be Excluded Property; and

(f)            the secured indebtedness of the Issuer and its Subsidiaries who are Guarantors to be outstanding immediately following December 23, 2019, including, for the avoidance of doubt, all contingent and conditional secured indebtedness of the Issuer arising from or related to any contractual or other obligation of the Issuer or any Guarantor entered into prior to the Issue Date (the “Secured Surviving Debt”), and all other indebtedness of the Issuer to be outstanding immediately following December 23, 2019 including, for the avoidance of doubt, all contingent and conditional indebtedness of the Issuer or any Guarantor arising from or related to any contractual or other obligation of the Issuer entered into prior to the Issue Date (“Other Surviving Debt”); and

(g)            debt incurred in connection with the restructuring of the approximately REDACT aggregate principal amount of senior secured notes issued by a third party entity and assumed by the Issuer (the “Exchange Notes”), which may have terms and conditions different or more favorable to the holder of Exchange Notes than the terms of the Related Notes; and

(h)            intercompany debt subject to reasonable industry standards as determined by the Issuer; and

(i)            debt owed to trade creditors of the Issuer or any Subsidiary incurred in the ordinary course of business (including, without limitation, debt incurred in connection with a purchase money security interest); and

(j)            debt in connection with the purchase, sale or improvement of real estate (including pursuant to a sale and leaseback transaction), provided that the ownership or right to use or occupy such real estate was acquired by the Issuer or any of its Subsidiaries after December 23, 2019.

Notwithstanding anything contained herein to the contrary, for purposes of this Indenture the Issuer and its Subsidiaries may disregard the provisions of IFRS 16 (Leases) and their respective balance sheets when determining whether a lease constitutes “debt” or “indebtedness”, and may, in good faith, elect to treat such leases as operating expenses.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

“Pledged Equity” means all the equity interests directly or indirectly held by the Issuer or any Guarantor in any Subsidiary, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, the Issuer or any Guarantor while this Agreement is in effect; provided that Pledged Equity shall not include any Excluded Property (including, without limitation, any Excluded Equity).

“Pledged Notes” means all promissory notes issued to or held by the Issuer or any Guarantor and all Intercompany Notes not constituting intercompany debt pursuant to subsection (h) of the definition of Permitted Indebtedness; provided that Pledged Notes shall not include any Excluded Property including, without limitation, promissory notes evidencing the accounts receivable of the Issuer or any Guarantor and promissory notes issued to the Issuer or any Guarantor in connection with extensions of trade credit given by the Issuer or any Guarantor in the ordinary course of business;

“Proceeds” means all “proceeds” as such term is defined in Section 9 102 of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as such term is defined in Rule 144A under the U.S. Securities Act, that is also a U.S. Accredited Investor;

“Quarterly Statements” has the meaning given to such term in Section 6.3.

“Record Date” has the meaning given to such term in Section 2.11(d).

“Redemption Date” has the meaning given to that term in Section 5.4.

“Redemption Notice” has the meaning given to that term in Section 5.4.

“Redemption Price” has the meaning given to that term in Section 5.1.

“Registrar” has the meaning given to that term in Section 2.5.

“Regulation S” means Regulation S under the U.S. Securities Act.

“Related Notes” means, collectively, the 2019 Senior Secured Notes and the Original Senior Secured Notes.

“Security Documents” means all of the security agreements, pledges, collateral assignments, mortgages, deeds of hypothec, deeds of trust, trust deeds or other instruments from time to time evidencing or creating or purporting to create any security interests in favour of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time, including, for greater certainty, the Guaranty and Collateral Security Agreement.

“Senior Indebtedness” means: (a) any existing indebtedness or obligation of the Issuer as of the date hereof that is designated as “senior”, “first,” “primary” (or any comparable term) under any indenture, instrument, or document governing any indebtedness of the Issuer, other than the Original Senior Secured Notes; or (b) any future Permitted Indebtedness of the Issuer constituting Bank Indebtedness.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

“Supplemental Indenture” means an indenture supplemental to this Indenture which may be executed, acknowledged and delivered for any of the purposes set out in Section 12.4.

“SW Assets” means any and all of the assets of the SW Companies.

“SW Companies” has the meaning specified in the definition of Guarantor.

“Taxes” means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto, and for the avoidance of doubt, including any withholding or deduction for or on account of Tax) imposed or levied by or on behalf of a Taxing Authority.

“Taxing Authority” means any government or any political subdivision, province, municipality, state or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“TGS Assets” means any and all of the assets of TGS National Holdings, LLC and its Subsidiaries.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (b) the right to obtain all renewals thereof.

“Trustee” means Odyssey Trust Company in its capacity as trustee under this Indenture and its successors and permitted assigns in such capacity.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the security interests in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“U.S. Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act.

“U.S. Holder” means any (a) Holder that (i) is in the United States, (ii) received an offer to acquire 2019 Senior Secured Notes while in the United States, or (iii) was in the United States at the time such Holder’s buy order was made or such Holder executed or delivered its purchase order for the 2019 Senior Secured Notes, or (b) person who acquired 2019 Senior Secured Notes on behalf of, or for the account or benefit of, any person in the United States.

“U.S. Legend” has the meaning set forth in Section 2.3(h).

“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“U.S.$”, “$” and “US dollars” mean the lawful currency of the United States of America.

1.2	Meaning of “Outstanding”

Every Note issued, authenticated and delivered in accordance with this Indenture shall be deemed to be outstanding until it is cancelled or redeemed or delivered to the Trustee for cancellation or redemption for monies or a new Note is issued in substitution for it pursuant to Section 2.10 or the payment for redemption thereof shall have been set aside under Section 5.7, provided that:

(a)	when a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

(b)	Notes which have been partially redeemed or purchased shall be deemed to be outstanding only to the extent of the unredeemed or unpurchased part of the principal amount thereof; and

(c)	for the purposes of any provision of this Indenture entitling Holders of outstanding Notes of any series to vote, sign consents, resolutions, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Holders thereof, Notes owned directly or indirectly, legally or equitably, by the Issuer or any of its Subsidiaries shall be disregarded (unless the Issuer and/or one or more of its Subsidiaries are the only Holders (or Beneficial Holders) of the outstanding aggregate principal amount of such series of Notes at the time outstanding in which case they shall not be disregarded) except that:

(i)	for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the Holders present or represented at any meeting of Holders, only the Notes in respect of which the Trustee has received an Officers’ Certificate confirming that the Issuer and/or one or more of its Subsidiaries are the only Holders shall be so disregarded; and

(ii)	Notes so owned which have been pledged in good faith other than to the Issuer or any of its Subsidiaries shall not be so disregarded if the pledgee shall establish, to the satisfaction of the Trustee, the pledgee’s right to vote such Notes, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Issuer or any of its Subsidiaries.

1.3	Interpretation

In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Appendices refer, unless otherwise specified, to articles of and appendices to this Indenture;

(c)	all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture;

(d)	words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them; and

(e)	“this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include the Guarantees, as applicable, and any and every Supplemental Indenture.

1.4	Headings, Etc.

The division of this Indenture into Articles, Sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.5	Statute Reference

Any reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.6	Day not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the first Business Day thereafter.

1.7	Applicable Law

This Indenture and the Notes shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

1.8	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States of America unless otherwise expressed.

1.9	Invalidity, Etc.

Each provision in this Indenture or in a Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof or thereof.

1.10	Language

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise. The parties hereto have required that this Indenture and all documents and notices related thereto be drawn up in English.

1.11	Successors and Assigns

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, as applicable, whether expressed or not.

1.12	Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than (i) the parties hereto and their respective successors or assigns hereunder, (ii) any Paying Agent, (iii) the Holders and (iv) the Trustee, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13	Accounting Terms

Each accounting term used in the Indenture, unless otherwise defined herein, has the meaning assigned to it under IFRS applied consistently throughout the relevant period and relevant prior periods.

Article 2
THE NOTES

2.1	Issue and Designation of Notes; Ranking

The aggregate principal amount of Notes authorized to be issued and authenticated under this Indenture is unlimited, provided, however, that Notes may be issued under this Indenture only on and subject to the conditions and limitations in this Indenture. The indebtedness evidenced by the Notes will be senior secured obligations of the Issuer and the Guarantors as more fully described in the Guaranty and Collateral Security Agreement.

2.2	Issuance in Series

(a)	Notes may be issued in one or more series from time to time pursuant to this Indenture and Supplemental Indentures delivered in accordance with the terms of this Indenture. The Notes of each series (i) will have such designation, (ii) may be subject to a limitation of the maximum principal amount authorized for issuance, (iii) will be issued in such denominations, (iv) may be purchased and payable as to principal, premium (if any) and interest at such place or places and in such currency or currencies, (v) will bear such date or dates and mature on such date or dates, (vi) will indicate the portion (if less than all of the principal amount) of such Notes to be payable on declaration of acceleration of Maturity, (vii) will bear interest at such rate or rates (which may be fixed or variable) payable on such date or dates, (viii) may contain mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes may be redeemed or purchased at the option of the Issuer or otherwise, (ix) may contain conversion or exchange terms, (x) will indicate the percentage of the principal amount (including any premium) at which Notes may be issued or redeemed, (xi) will set out each office or agency at which the principal of, premium (if any) and interest on the Notes will be payable, and the addresses of each office or agency at which the Notes may be presented for registration of transfer or exchange, (xii) may contain covenants and events of default in addition to or in substitution for the covenants contained herein and the Events of Default, (xiii) may contain additional legends and/or provisions relating to the transfer and exchange of Notes in addition to those provided for herein, and (xiv) may contain such other terms and conditions, not inconsistent with the those set forth in this Indenture, as may be set forth in a Board Resolution passed at or before the time of the issue of the Notes of such series and such other provisions (to the extent as the Board of Directors may deem appropriate) as are contained in the Notes of such series. The execution by the Issuer of the Notes of such series and the delivery thereof to the Trustee for authentication will be conclusive evidence of the inclusion of the provisions authorized by this subsection.

(b)	All Notes of any one series will be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to this Indenture, an Officers’ Certificate or the Supplemental Indenture establishing such series. Not all Notes of any one series need to be issued at the same time, and, unless otherwise provided, Additional Notes or other credit instruments of any series may be issued from time to time, at the option of the Issuer without the consent of any Holder.

(c)	Before the creation of any series of Notes (other than the 2019 Senior Secured Notes, which terms are provided for in Article 3), the Issuer will execute and deliver to the Trustee a Supplemental Indenture for the purpose of establishing the terms of such series of Notes and the forms and denominations in which they may be issued, together with a Board Resolution authorizing the issuance of any such Notes. The Trustee will execute and deliver such Supplemental Indentures from time to time pursuant to Section 12.4.

(d)	Whenever any series of Notes has been authorized, Notes in such series may from time to time be authenticated by the Issuer and delivered to the Trustee and, subject to Section 2.4, will be certified and delivered by the Trustee to or to the order of the Issuer upon receipt by the Trustee of:

(i)	a Board Resolution authorizing the issuance of a specified principal amount of Notes of such series;

(ii)	an Officers’ Certificate to the effect that there is no existing Event of Default or event which with the giving of notice or passage of time or both would constitute an Event of Default and the Issuer has complied with all other conditions of this Indenture in connection with the issue of such series;

(iii)	an Issuer Order for the authentication and delivery of such series of Notes specifying the principal amount of the Notes to be authenticated and delivered; and

(iv)	an Opinion of Counsel addressed to the Trustee to the effect that all legal requirements imposed by this Indenture, any applicable Supplemental Indenture or by law governing the Notes in connection with the issuance, authentication and delivery of such series of Notes have been complied with subject to the delivery of certain documents or instruments specified in such opinion.

2.3	Form of Notes

(a)	The Notes of any series and the Trustee’s certificate of authentication shall be substantially in the form set out in the Supplemental Indenture establishing such series (or in the case of the 2019 Senior Secured Notes, in the form set out in Appendix A hereto), together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, which may include one or more of the legends set forth in Section 2.3(h) or Section 2.13 hereof or in a Supplemental Indenture. Each Note shall be dated the date of its authentication. Unless otherwise set out in the Supplemental Indenture establishing a series of Notes, Notes shall be issued in denominations of REDACT and integral multiples of REDACT.

(b)	The terms and provisions contained in the Notes and the Supplemental Indenture establishing each series of Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture and each applicable Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(c)	The Notes of any series may be in different denominations and forms and may contain such variations of tenor and effect, not inconsistent with the provisions of this Indenture, as are incidental to such differences of denomination and form, including variations in the provisions for the exchange of such Notes of different denominations or forms and in the provisions for the registration or transfer of such Notes.

(d)	Subject to Section 2.3(a) and to any limitation as to the maximum principal amount of Notes of any particular series, any Notes may be issued as a part of any series of Notes previously issued, in which case they will bear the same designation and designating letters as those applied to such similar previous issue and will be numbered consecutively upwards in respect of such denominations of Notes in like manner and following the numbers of the Notes of such previous issue.

(e)	All series of Notes which may at any time be issued under this Indenture and the certificate of the Trustee endorsed on such Notes may be in English or any other language or languages or any combination thereof, and may be in the form or forms provided in any Supplemental Indenture or in such other language or languages and in such form or forms as the Board of Directors determines at the time of first issue of any series of Notes, as approved by the Trustee, the approval of which will be conclusively evidenced by its authentication of such Notes.

(f)	If any provision of any series of Notes in a language other than English is susceptible of an interpretation different from the equivalent provision of the English language, the interpretation of such provision in the English language will be determinative.

(g)	Notes may be typed, engraved, printed, lithographed or reproduced in a different form, or partly in one form and partly in another, as the Issuer may determine. The execution of any such Notes by the Issuer and the authentication by the Trustee in accordance with Section 2.4 of any such Notes will be conclusive evidence that such Notes are Notes authorized by this Indenture.

(h)	Each Note issued to, or for the account for benefit of, a U.S. Holder (other than an Original U.S. Holder that is a Qualified Institutional Buyer), and each Note issued in exchange or substitution therefor, will be evidenced by a Definitive Note that bears the U.S. Legend (as defined below). The Notes have not been and will not be registered under the U.S. Securities Act or under the securities laws of any of the states of the United States, and may not be offered, sold or otherwise disposed of by a U.S. Holder unless an exemption or exclusion from the registration requirements of the U.S. Securities Act and applicable state securities laws is available or the Notes are the subject of an effective registration statement under the U.S. Securities Act. Each Definitive Note issued for the benefit or account of a U.S. Holder (other than an Original U.S. Holder that is a Qualified Institutional Buyer), and each Definitive Note issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Issuer may prescribe from time to time (the “U.S. Legend”):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF JUSHI HOLDINGS INC. (THE “ISSUER”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER MUST FIRST BE PROVIDED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that, if the Notes are being sold outside the United States in compliance with Rule 904 of Regulation S and in compliance with applicable local securities laws and regulations, and the Issuer is a “foreign private issuer” (as such term is defined in Regulation S) at the time the Notes are originally issued, the U.S. Legend may be removed (or the Notes may be transferred to an unrestricted CUSIP) by the transferor providing a declaration to the Trustee and the Issuer in the form set forth in Appendix C or as the Issuer may prescribe from time to time, or such other evidence which may include an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Issuer; provided further, that, if any such Notes are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, or in another transaction that does not require registration under the U.S. Securities Act or applicable state securities laws (except in compliance with Rule 904 of Regulation S and in compliance with applicable local securities laws and regulations related thereto), the U.S. Legend may be removed (or the Notes may be transferred to an unrestricted CUSIP) by delivery to the Trustee and the Issuer of an opinion of counsel, of recognized standing, reasonably satisfactory to the Issuer, to the effect that such U.S. Legend is no longer required under applicable requirements of the U.S. Securities Act and applicable state securities laws.

2.4	Execution, Authentication and Delivery of Notes

(a)	All Notes shall be signed (either manually or by electronic or facsimile signature) by any two authorized directors or officers of the Issuer, holding office at the time of signing. An electronic or facsimile signature upon a Note shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be. Notwithstanding that any individual whose signature, either manual or in facsimile or other electronic means, appears on a Note as a director or officer may no longer hold such office at the date of the Note or at the date of the authentication and delivery thereof, such Note shall be valid and binding upon the Issuer and the Holder thereof shall be entitled to the benefits of this Indenture.

(b)	No Notes will be entitled to any right or benefit under this Indenture or be valid or obligatory for any purpose unless such Notes have been authenticated by manual signature by or on behalf of the Trustee substantially in the form provided for herein or in the relevant Supplemental Indenture. Such authentication upon any Notes will be conclusive evidence, and the only evidence, that such Notes have been duly authenticated, issued and delivered and that the Holder is entitled to the benefits hereof.

(c)	Subject to the terms of this Indenture, the Trustee shall from time to time authenticate one or more Notes (including Global Notes) for original issue on the issue date for any series of Notes upon and in accordance with an Issuer Order (an “Authentication Order”), without the Trustee receiving any consideration therefor. Each such Authentication Order shall specify the principal amount of such Notes to be authenticated and the date on which such Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount specified in the Authentication Orders except as provided in Section 2.10. Except as provided in Section 6.6, there is no limit on the amount of Notes that may be issued hereunder.

(d)	The certificate by or on behalf of the Trustee authenticating Notes will not be construed as a representation or warranty of the Trustee as to the validity of this Indenture or of any Notes or their issuance (except the due authentication thereof by the Trustee) or as to the performance by the Issuer of its obligations under this Indenture or any Notes and the Trustee will be in no respect liable or answerable for the use made of the proceeds of such Notes. The certificate by or on behalf of the Trustee on Notes issued under this Indenture will constitute a representation and warranty by the Trustee that such Notes have been duly authenticated by and on behalf of the Trustee pursuant to the provisions of this Indenture.

2.5	Registrar and Paying Agent

(a)	The Issuer shall maintain for each series of Notes an office or agency where such Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Notes may be surrendered for payment (“Paying Agent”). The Registrar shall keep a register of such Notes and of their transfer and exchange.

(b)	The Issuer may appoint one or more co-registrars and one or more additional paying agents for any series of Notes in such other locations as it shall determine. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Registrar or Paying Agent which is not a party to this Indenture. If the Issuer does not exercise its option to appoint or maintain another entity as Registrar or Paying Agent in respect of any series of Notes, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar for any series of Notes. The Issuer initially appoints the Trustee at its corporate office in Vancouver, British Columbia to act as the Registrar, transfer agent, authentication agent and Paying Agent with respect to the Notes.

2.6	Paying Agent to Hold Money in Trust

The Issuer shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will, and the Trustee when acting as Paying Agent agrees that it will, hold in trust, for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, and interest on the Notes of the relevant series and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders all money held by it as Paying Agent; provided that upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for each series of Notes.

2.7	Book Entry Only Notes

(a)	Subject to Section 2.3(h) and Section 4.2(b) and the provisions of the Notes of any series or any Supplemental Indenture providing for the issuance thereof, Notes shall be issued initially as Book Entry Only Notes represented by one or more Global Notes. Each Global Note authenticated in accordance with this Indenture and any Supplemental Indenture shall be registered in the name of the Depository designated for such Global Note or a nominee thereof and deposited with such Depository or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture and the applicable Supplemental Indenture. Beneficial interests in a Global Note will not be shown on the register or the records maintained by the Depository but will be represented through book entry accounts of Participants on behalf of the Beneficial Holders of such Global Note in accordance with the rules and procedures of the Depository. None of the Issuer or the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depository on account of the beneficial interest in any Global Notes or for maintaining, reviewing or supervising any records relating to such beneficial interests therein. Except as otherwise provided in this Indenture or any Supplemental Indenture in respect of a series of Notes, Beneficial Holders of Global Notes shall not be entitled to have Notes registered in their names, shall not receive or be entitled to receive Definitive Notes and shall not be considered owners or holders thereof under this Indenture or any Supplemental Indenture. Nothing herein or in a Supplemental Indenture shall prevent the Beneficial Holders from voting Global Notes using duly executed voting instruction forms.

(b)	Every Note authenticated and delivered upon registration or transfer of a Global Note, or in exchange for or in lieu of a Global Note or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Notes or a nominee thereof.

2.8	Global Notes

Notes issued to a Depository in the form of Global Notes shall be subject to the following in addition to the provisions of Section 4.2, unless and until Definitive Notes have been issued to Beneficial Holders pursuant to Section 4.2(b):

(a)	the Trustee may deal with such Depository as the authorized representative of the Beneficial Holders of such Notes;

(b)	the rights of the Beneficial Holders of such Notes shall be exercised only through such Depository and the rights of Beneficial Holders shall be limited to those established by Applicable Law and agreements between the Depository and the Participants and between such Participants and Beneficial Holders, and must be exercised through a Participant in accordance with the rules and procedures of the Depository;

(c)	whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders evidencing a specified percentage of the outstanding Notes of any series, the Depository shall be deemed to be counted in that percentage to the extent that it has received instructions to such effect from Beneficial Holders or Participants;

(d)	such Depository will make book-entry transfers among the direct Participants of such Depository and will receive and transmit distributions of principal, premium and interest on the Notes to such direct Participants for subsequent payment to the Beneficial Holders thereof;

(e)	the direct Participants of such Depository shall have no rights under this Indenture or under or with respect to any of the Notes held on their behalf by such Depository, and such Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Notes represented by such Global Notes for all purposes whatsoever;

(f)	whenever a notice or other communication is required to be provided to Holders in connection with this Indenture or the Notes, the Trustee shall provide all such notices and communications to the Depository for subsequent delivery of such notices and communications to the Beneficial Holders in accordance with Applicable Securities Legislation and the procedures of the Depository;

(g)	notwithstanding any other provision of this Indenture, all payments in respect of Notes issuable in the form of or represented by a Global Note shall be made to the Depository or its nominee for subsequent payment by the Depository or its nominee to the Beneficial Holders thereof. Upon payment over to the Depository, the Trustee, if acting as the Paying Agent, shall have no further liability for the money;

(h)	Subject to the provisions hereof, at the Issuer’s option, Notes may, in lieu of being issued in physical form be instead issued and registered in the name of the Depository or its nominee and: (i) the deposit of such Notes may be confirmed electronically by the Trustee to a particular Participant through the Depository; and (ii) shall be identified by a specific CUSIP/ISIN as requested by the Issuer from the Depository to identify each specific series of Note. If the Issuer issues Notes in a non-certificated format, Beneficial Holders of such Notes registered and deposited with CDS shall not receive certificates in definitive form and shall not be considered owners or holders thereof under this Indenture or any Supplemental Indenture. Beneficial interests in Notes registered and deposited with CDS will be represented only through the non-certificated inventory system administered by CDS. Transfers of Notes registered and deposited with CDS between Participants shall occur in accordance with the rules and procedures of CDS.

(i)	Notwithstanding anything herein to the contrary, none of the Issuer nor the Trustee nor any agent thereof shall have any responsibility or liability for: (i) the electronic records maintained by the Depository relating to any ownership interests or other interests in the Notes or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any Person in any Note represented by an electronic position in the non-certificated inventory system administered by the Depository (other than the Depository or its nominee); (ii) maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest; or (iii) any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant.

2.9	Interim Notes

Pending the delivery of Definitive Notes of any series to the Trustee, the Issuer may issue and the Trustee authenticate in lieu thereof (but subject to the same provisions, conditions and limitations as set forth in this Indenture) interim printed, mimeographed or typewriter Notes in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to Definitive Notes of such series when the same are ready for delivery; or the Issuer may execute and deliver to the Trustee and the Trustee authenticate a temporary Note for the whole principal amount of Notes of such series then authorized to be issued hereunder and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Note so delivered to it, as the Issuer and the Trustee may approve entitling the holders thereof to Definitive Notes when the same are ready for delivery; and, when so issued and certified, such interim or temporary Notes or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Notes of such series duly issued hereunder and, pending the exchange thereof for Definitive Notes of such series, the holders of the interim or temporary Notes or interim certificates shall be deemed without duplication to be Holders of such series and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Issuer shall have delivered the Definitive Notes of such series to the Trustee, the Trustee shall call in for exchange all temporary or interim Notes of such series or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Issuer or the Trustee to the holders of such interim or temporary Notes or interim certificates for the exchange thereof.

2.10	Mutilation, Loss, Theft or Destruction

In case any of the Notes issued hereunder shall become mutilated or be lost, stolen or destroyed, the Issuer, in its discretion, may issue, and thereupon the Trustee shall authenticate and deliver, a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution for the same, and the substituted Note shall be in a form approved by the Trustee and shall entitle the Holder thereof to the benefits of this Indenture and shall rank equally in accordance with its terms with all other Notes of such series issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Note shall furnish to the Issuer and to the Trustee such evidence of the loss, theft or destruction of the Note as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Note.

2.11	Concerning Interest

(a)	All Notes of each series issued hereunder, whether originally or upon exchange or in substitution for previously issued Notes (including for certainty Notes issued under Sections 2.9 and 2.10), shall bear interest (i) from and including their respective issue date, or (ii) from and including the last Interest Payment Date therefor to which interest shall have been paid or made available for payment on such outstanding Notes, whichever shall be the later, in all cases, to and excluding the next Interest Payment Date therefor.

(b)	Interest on a Note of any series will cease to accrue from the Maturity of such Note (including, for certainty, if such Note was called for redemption, the Redemption Date); unless upon due presentation and surrender of such Note for payment on or after the Maturity thereof, such payment is improperly withheld or refused.

(c)	If the date for payment of any amount of principal, premium or interest in respect of a Note of any series is not a Business Day at the place of payment, then payment thereof will be made on the next Business Day and the Holder of such Note will not be entitled to any further interest on such principal, or to any interest on such interest, premium or other amount so payable, in respect of the period from the date for payment to such next Business Day.

(d)	The Holder of any Note of any series at the close of business on any Record Date applicable to a particular series with respect to any Interest Payment Date for such series shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer Defaults in the payment of the interest due on such Interest Payment Date for such series, in which case such defaulted interest shall be paid to the Holder of such Note as at the close of business on a subsequent Record Date (which shall be not less than two Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of all affected Notes not less than 15 days preceding such subsequent Record Date. The term “Record Date” as used with respect to any Interest Payment Date (except a date for payment of defaulted interest) for the Notes of any series shall mean the date specified as such in the terms of the Notes of such series established as contemplated by Section 2.2, and in respect of the 2019 Senior Secured Notes, shall have the meaning specified in Section 3.1.

(e)	Wherever in this Indenture, any Supplemental Indenture or any Note there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture, the Supplemental Indenture or the Note, and express mention of interest on amounts in default in any of the provisions of this Indenture will not be construed as excluding such interest in those provisions of this Indenture where such express mention is not made.

(f)	Unless otherwise specifically provided in this Indenture or the terms of any Note, interest on Notes of any series shall be computed on the basis of a 360-day year of twelve 30-day months. With respect to any series of Notes, whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12	Payments of Amounts Due on Maturity

(a)	Subject to Section 2.12(b), the following provisions shall apply to all Notes, except as otherwise specified in a Supplemental Indenture relating to a particular series of Notes (and, in the case of the 2019 Senior Secured Notes, Article 3):

(i)	in the case of fully registered Notes, the Issuer shall establish and maintain with the Paying Agent a Maturity Account for each series of Notes. On or before 11:00 a.m. (Toronto time) on the Business Day prior to the Stated Maturity date for each series of Notes outstanding from time to time under this Indenture, the Issuer shall deposit in the applicable Maturity Account by wire transfer or certified cheque an amount sufficient to pay all amounts payable in respect of the outstanding Notes of such series (less any Taxes required by law to be deducted or withheld therefrom). The Paying Agent will pay to each Holder of such Notes entitled to receive payment, the principal amount of, and premium (if any) on, such Notes, upon surrender of such Notes to the Paying Agent or at any branch of the Trustee designated for such purpose from time to time by the Issuer and the Trustee. The deposit or making available of such amounts into the applicable Maturity Account will satisfy and discharge the liability of the Issuer for such Notes to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any Taxes deducted or withheld as aforesaid) and such Notes will thereafter not be considered as outstanding under this Indenture to such extent and such Holder will have no other right than to receive out of the money so deposited or made available the amount to which it is entitled. Failure to make a deposit or make funds available as required to be made pursuant to this Section 2.12(a)(i) will constitute Default in payment on the Notes in respect of which the deposit or making available of funds was required to have been made; and

(ii)	in the case of any series of Notes issued and outstanding in the form of or represented by Global Notes, on or before 11:00 a.m. (Toronto time) on the Business Day prior to the Stated Maturity date for such Notes, the Issuer shall deliver to the Trustee, for onward payment to the Depository, in each case by electronic funds transfer, an amount sufficient to pay the amount payable in respect of such Global Notes (less any Taxes required by law to be deducted or withheld therefrom). The Issuer shall pay to the Trustee, for onward payment to the Depository, the principal amount of, and premium (if any) on, such Global Notes, against receipt of the relevant Global Notes. The delivery of such electronic funds to the Trustee for onward payment to the Depository will satisfy and discharge the liability of the Issuer for the series of Notes to which the electronic funds relates to the extent of the amount deposited or made available (plus the amount of any Taxes deducted or withheld as aforesaid) and such Notes will thereafter not be considered as outstanding under this Indenture unless such electronic funds transfer is not received. Failure to make delivery of funds available as required pursuant to this Section 2.12(a)(ii) will constitute Default in payment on the Notes of the series in respect of which the delivery or making available of funds was required to have been made.

(b)	Notwithstanding Section 2.12(a), all payments in excess of REDACT (or such other amount as determined from time to time by the Canadian Payments Association or any successor thereto) shall be made by the use of the LVTS. Neither the Trustee nor the Paying Agent shall have any obligation to disburse funds pursuant to Section 2.12(a)(i) unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable date of Maturity. The Paying Agent shall, if it accepts any funds received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

2.13	Legends on Notes

(a)	Each Global Note shall bear a legend in substantially the following form, subject to such modification as required by the applicable Depository (the “Global Note Legend”):

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THIS INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO JUSHI HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THIS NOTE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS NOTE.”

(b)	Prior to the issuance of Notes of any series, the Issuer shall notify the Trustee, in writing, concerning which Notes are to be certificated and are to bear the legend or legends described in this Section 2.13.

2.14	Payment of Interest

The following provisions shall apply to Notes of each series, except as otherwise specified in a Supplemental Indenture relating to a particular series of Notes (and, in the case of the 2019 Senior Secured Notes, Article 3):

(a)	As interest becomes due on each fully registered Note (except on redemption thereof, when interest may at the option of the Issuer be paid upon surrender of such Note), the Issuer, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest (less any Taxes required by law to be deducted or withheld therefrom) to the Holders of record on the Record Date immediately preceding the applicable Interest Payment Date. If payment is made by cheque, such cheque shall be forwarded at least two days prior to each Interest Payment Date and if payment is made by other means (such as electronic transfer of funds, provided the Trustee must receive confirmation of receipt of funds prior to being able to wire funds to Holders), such payment shall be made in a manner whereby the Holder receives credit for such payment on the Interest Payment Date. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any Taxes deducted or withheld as aforesaid, satisfy and discharge all liability for interest on such Note to such extent, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Issuer shall issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Issuer is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on any Note in the manner provided above, the Issuer may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above. If payment is made through the Trustee, by 11:00 a.m. (Toronto time) at least one Business Day prior to the related Interest Payment Date for a Note or to the date of mailing the cheques for the interest due on such Interest Payment Date for such Note, whichever is earlier, the Issuer shall deliver sufficient funds to the Trustee by electronic transfer or certified cheque or make such other arrangements for the provision of funds as may be agreeable between the Trustee and the Issuer in order to effect such interest payment hereunder.

(b)	So long as the Notes of any series or any portion thereof are issued in the form of or represented by a Global Note, then all payments of interest on such Global Note shall be made by 11:00 a.m. (Toronto time) at least one Business Day prior to the related Interest Payment Date by electronic funds transfer made payable to the Trustee for subsequent payment to the Depository on behalf of the Beneficial Holders of the applicable interests in that Global Note, unless the Issuer and the Trustee agree.

(c)	Notwithstanding Sections 2.14(a) and 2.14(b), all payments in excess of REDACT (or such other amount as determined from time to time by the Canadian Payments Association or any successor thereto) shall be made by the use of the LVTS. Neither the Trustee nor Paying Agent, as applicable, shall have any obligation to disburse funds in respect of any Note pursuant to Section 2.14(a) unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable with respect to such Interest Payment Date for such Note. The Trustee or Paying Agent, as applicable, shall, if it accepts any funds received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

2.15	Record of Payment

The Trustee will maintain accounts and records evidencing any payment, by it or any other Paying Agent on behalf of the Issuer, of principal, premium (if any) and interest in respect of Notes of each series, which accounts and records will constitute, in the absence of manifest error, prima facie evidence of such payment.

2.16	Representation Regarding Third Party Interest

The Issuer hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of the Issuer, either (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case the Issuer hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be reasonably satisfactory to it, as to the particulars of such third party.

Article 3
TERMS OF THE 2019 SENIOR SECURED NOTES

3.1	Definitions

In this Article 3 and in the 2019 Senior Secured Notes, the following terms have the following meanings:

“Additional 2019 Notes” means any 2019 Senior Secured Notes issued under and pursuant to the terms of and subject to the conditions of this Indenture after the Issue Date.

“Interest Payment Date” for the purposes of this Article 3 means March 31, June 30, September 30, and December 31 of each year that the 2019 Senior Secured Notes are outstanding and (except in respect of any Additional 2019 Notes) commencing on December 31, 2020.

“Interest Period” means the period commencing on the later of (a) the Issue Date of the 2019 Senior Secured Notes and (b) the immediately preceding Interest Payment Date on which interest has been paid, and ending on the day immediately preceding the Interest Payment Date in respect of which interest is payable.

“Record Date” means the close of business fifteen (15) Business Days preceding the relevant Interest Payment Date.

“Note Account” means any account which is designated in writing to the Trustee as the Note Account from time to time.

“Note Maturity Date” has the meaning given to it in Section 3.5.

3.2	Designation of the 2019 Senior Secured Notes

In accordance with this Indenture, the Issuer is authorized to exchange each Original Senior Secured Note tendered under a valid and duly completed and executed Letter of Transmittal for Notes of a series designated as the “10% 2019 Senior Secured Notes due January 15, 2023”.

3.3	Aggregate Principal Amount

The aggregate principal amount of Notes which may be issued under this Indenture is unlimited, provided, however, that the maximum principal amount of 2019 Senior Secured Notes initially issued hereunder on the Issue Date shall be up to REDACT. The Issuer may, from time to time, without the consent of any existing Holders but subject to Section 6.6, create and issue Additional 2019 Notes hereunder having the same terms and conditions as the 2019 Senior Secured Notes, in all respects, except for the date of issuance, issue price and the first payment of interest thereon. Additional 2019 Notes so created and issued will be consolidated with and form a single series with the 2019 Senior Secured Notes.

3.4	Authentication

The Trustee shall initially authenticate one or more Global Notes for original issue on the Issue Date or otherwise to permit transfers or exchanges in accordance with Section 4.6 upon receipt by the Trustee of a duly executed Authentication Order. After the initial Issue Date, subject to Section 3.3, the Issuer may issue, from time to time, and the Trustee shall authenticate upon receipt of an Authentication Order, Additional 2019 Notes for original issue. Except as provided in Section 6.6, there is no limit on the amount of Additional 2019 Notes that may be issued hereunder. Each such Authentication Order shall specify the principal amount of 2019 Senior Secured Notes to be authenticated and the date on which such 2019 Senior Secured Notes are to be authenticated. The aggregate principal amount of 2019 Senior Secured Notes outstanding at any time may not exceed the aggregate principal amount specified in the Authentication Orders provided in respect of original issues of 2019 Senior Secured Notes except as provided in Section 2.10. For certainty, the Trustee shall not be obligated or liable to ensure that the Issuer is in compliance with the limitations in Section 6.6, and shall be entitled to rely on an Officers’ Certificate from the Issuer certifying such compliance for any Additional 2019 Notes so issued.

3.5	Date of Issue and Maturity

The 2019 Senior Secured Notes will be dated December 1, 2020 and will become due and payable, together with all accrued and unpaid interest thereon, on January 15, 2023 (the “Note Maturity Date”).

3.6	Interest

(a)	The 2019 Senior Secured Notes will bear interest on the unpaid principal amount thereof at a fixed rate of ten percent (10%) per annum, beginning on the Issue Date, but excluding, the Note Maturity Date, payable on each Interest Payment Date. The first Interest Payment Date for the 2019 Senior Secured Notes will be December 31, 2020.

(b)	Interest will be payable in respect of each Interest Period on each Interest Payment Date in accordance with Section 2.11 and Section 2.14. Interest on the 2019 Senior Secured Notes will accrue from the Issue Date or, if interest has already been paid, from and including the last Interest Payment Date therefor to which interest has been paid or made available for payment. Interest will be computed based on a 360-day year of twelve 30-day months and shall be payable quarterly on March 31, June 30, September 30 and December 31.

(c)	Automatically upon the occurrence and during the continuance of an Event of Default, the interest rate accruing on the outstanding principal amount of the 2019 Senior Secured Notes shall be three (3)% more than the rate otherwise payable.

3.7	Prepayment; Redemption

(a)	The 2019 Senior Secured Notes may not be prepaid or redeemed by the Issuer in whole or in part, except as follows:

(i)	The Issuer may at any time and from time to time upon 3 days’ prior written notice redeem all or any portion of the 2019 Senior Secured Notes at a Redemption Price equal to par plus accrued interest plus a premium equal to (i) 10% of the aggregate principal amount of the 2019 Senior Secure Note being redeemed prior to the first anniversary of the Original Issue Date, and (ii) 5% of the aggregate principal amount of the 2019 Senior Secured Note being redeemed on or after the first anniversary of the Original Issue Date but prior to the second anniversary of the Original Issue Date. The Issuer (at its option) may redeem all or any portion of the 2019 Senior Secured Notes at par plus accrued interest (without any premium) on or after the second anniversary of the Original Issue Date.

(ii)	Prior to the twelve (12) month anniversary of the Original Issue Date, the Issuer may redeem all or any portion of the 2019 Senior Secured Note with up to 33% of the net proceeds received by the Issuer or any of its Subsidiaries (including the Guarantors) from any equity offerings at a Redemption Price equal to par plus accrued interest plus a premium equal to (i) 1% of the aggregate principal amount of the 2019 Senior Secured Note being redeemed. Warrant exercises do not constitute equity offerings.

(iii)	Following the twelve (12) month anniversary of the Original Issue Date, the Issuer shall repurchase the 2019 Senior Secured Notes using 33% of the net proceeds from any equity offerings by the Issuer and/or its Subsidiaries (including the Guarantors), at a purchase price equal to par plus accrued but unpaid interest (no premiums). Warrant exercises do not constitute equity offerings.

(iv)	The Issuer shall offer to repurchase the 2019 Senior Secured Notes at par plus accrued interest with 100% of the net cash proceeds resulting from any (i) non-ordinary course sales or other dispositions of assets consummated by the Issuer or any Subsidiary, and/or (ii) as a result of casualty or condemnation (each of (i) and (ii), an “Asset Sale”), subject to certain limitations including the right of the Issuer to apply solely during the two (2) year period commencing on the Original Issue Date and terminating two (2) years thereafter (the “Reinvestment Period”), up to, in the aggregate, $REDACT of the net cash proceeds received from one half of all Asset Sales during the Reinvestment Period to (X) restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the Issuer’s or its Subsidiaries’ business, in each case to the extent constituting a capital expenditure, and/or (Y) consummate Board of Director approved acquisitions (each of (x) and (y) a “Permitted Reinvestment”), provided that an offer to purchase pursuant to this sub-paragraph shall only be required to be made if resulting net cash proceeds from an Asset Sale together with all net cash proceeds received from all Asset Sales for the twelve (12) month period (or lesser period depending on the initial date of the Reinvestment Period) preceding such Asset Sale, resulted in aggregate net cash proceeds in excess of $REDACT (in which event 100% of such net cash proceeds shall be required to be applicable); provided further, to the extent required by the documentation governing the Permitted Reinvestment, the Issuer may apply the net cash proceeds thereof ratably (based on the outstanding principal amounts thereof) to such offer to repurchase the 2019 Senior Secured Notes and any other Permitted Indebtedness requiring repayment. Notwithstanding the above (i) neither the Issuer nor any of its Subsidiaries shall be required to use any proceeds from sales (if any) of (a) securities of Cresco Labs, Inc., and/or (b) the securities of a company to be transferred to the Issuer pursuant to the agreement to acquire a majority interest of TGS Illinois Holdings, LLC, and (ii) none of such securities nor the proceeds from sales thereof shall constitute Collateral and shall not be subject to any liens relating to the 2019 Senior Secured Notes.

(b)	If the Issuer determines in good faith that any offer to repurchase the 2019 Senior Secured Notes, including any offer made in accordance with Section 6.8 of the Indenture, (i) in the case of any such offer to repurchase attributable to the Issuer or any Subsidiary would violate or conflict with any local law (e.g., financial assistance, corporate benefit, thin capitalization, capital maintenance and similar legal principles, restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of the relevant Subsidiaries), (ii) would require the Issuer or any Subsidiary to incur a material and adverse tax liability (including any withholding tax) if such amount were repatriated to the Issuer as a dividend or (iii) in the case of any such offer to repurchase attributable to any joint venture, would violate any organizational document of such joint venture (or any relevant shareholders’ or similar agreement), in each case, if the amount subject to the relevant offer to repurchase were upstreamed or transferred to the Issuer as a distribution or dividend (any amount limited as set forth in clauses (i) through (iii) of this paragraph, a “Restricted Amount”), the amount of the relevant offer to repurchase shall be reduced by the Restricted Amount; provided, that (A) in the case of any Restricted Amount arising under the circumstances described in clause (i) or (ii) above, the Issuer shall use commercially reasonable efforts to take all actions required by Applicable Law to permit the repatriation of the relevant amounts to the Issuer and (B) if the circumstance giving rise to any Restricted Amount ceases to exist within 365 days following the end of the event giving rise to the relevant offer to repurchase, the relevant Subsidiary shall promptly repatriate or distribute the amount that no longer constitutes a Restricted Amount to the Issuer for application to such an offer to repurchase the Notes as required promptly following the date on which the relevant circumstance ceases to exist; it being understood and agreed that following the expiration of the 365-day period referenced above, the relevant Subsidiary may retain any Restricted Amount, and no such offer to repurchase shall be required in respect thereof.

(c)	All optional redemptions, prepayments and payments and all other payments resulting from required offers to repurchase or redeem with regard to the 2019 Senior Secured Notes, including any offer made in accordance with Section 6.8 of the Indenture, shall be paid on a pro-rata basis in respect of each holder of a Related Note based on the aggregate principal amount of the Related Notes plus accrued and unpaid interest thereon held by such Person as at the record date, divided by the aggregate principal amount of all Related Notes, plus accrued but unpaid interest thereon.

(d)	Each Holder of a 2019 Senior Secured Note shall have the right in its sole discretion to waive its rights to have the Issuer redeem or repurchase all or any portion of its 2019 Senior Secured Notes, except if such redemption or repurchase is part of a full or partial refinancing of the 2019 Senior Secured Notes.

(e)	Unless otherwise specifically provided in this Section 3.7, the terms of Article 5 shall apply to the redemption of any 2019 Senior Secured Notes and in the event of any inconsistency, the terms of this Section 3.7 shall prevail.

3.8	Payment Seniority

(a)	The 2019 Senior Secured Notes shall be: (a) subordinated in right of payment to any Senior Indebtedness; (b) pari passu in right of payment to the Original Senior Secured Notes and any Permitted Indebtedness not constituting Senior Indebtedness (including, without limitation, Secured Surviving Debt and Other Surviving Debt not constituting Senior Indebtedness) and: (c) senior to all other indebtedness of the Issuer.

(b)	If and to the extent that the Secured Surviving Debt transaction documents prohibit the Related Notes from being secured by pari passu liens on the Collateral securing the Secured Surviving Debt, the Related Notes (to the extent not prohibited by the Secured Surviving Debt transaction documents), will be secured by a senior subordinated lien on the Collateral so that upon repayment of such Secured Surviving Debt, the senior subordinated lien on the Collateral securing the Related Notes and guarantees shall become a senior secured lien on the Collateral (subject only to liens securing other Permitted Indebtedness).

3.9	Form and Denomination of the 2019 Senior Secured Notes

(a)	The 2019 Senior Secured Notes will be issued in minimum denominations of REDACT and in integral multiples of REDACT in excess thereof.

(b)	Subject to Section 4.2(b), the 2019 Senior Secured Notes will be issuable as Global Notes, substantially in the form set out in Appendix A hereto with such changes as may be reasonably required by the Depository and any other changes as may be approved or permitted by the Issuer, in each case which changes are not prejudicial to the Holders or Beneficial Holders of 2019 Senior Secured Notes, and with such approval in each case to be conclusively deemed to have been given by the officers of the Issuer executing the same in accordance with Article 2.

(c)	Notwithstanding any other provision of this Indenture, the 2019 Senior Secured Notes may be issued, authenticated, delivered and held in electronic, uncertificated form.

3.10	Currency of Payment

The principal of, and interest and premium (if any) on, the 2019 Senior Secured Notes will be payable in United States dollars.

3.11	Appointment

(a)	The Trustee will be the trustee for the 2019 Senior Secured Notes, subject to Article 11.

(b)	The Issuer initially appoints CDS to act as Depository with respect to the 2019 Senior Secured Notes (other than with respect to Definitive Notes issued to Original U.S. Holders that are U.S. Accredited Investors).

(c)	The Issuer initially appoints the Trustee at its corporate office in Vancouver, British Columbia to act as the Registrar, transfer agent, authentication agent and Paying Agent with respect to the 2019 Senior Secured Notes. The Issuer may change the Registrar, transfer agent, authentication agent or Paying Agent for the 2019 Senior Secured Notes at any time and from time to time without prior notice to the Holders of the 2019 Senior Secured Notes.

3.12	Inconsistency

In the case of any conflict or inconsistency between this Article 3 and any other provision of this Indenture, Article 3 shall, as to the 2019 Senior Secured Notes, govern and prevail.

3.13	Reference to Principal, Premium, Interest, etc.

Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference shall include any indemnification payments as described hereunder, if applicable.

Article 4
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

4.1	Register of Certificated Notes

(a)	Subject to the terms of any Supplemental Indenture, with respect to each series of Notes issuable in whole or in part as registered Notes, the Issuer shall cause to be kept by and at the principal office of the Trustee in Vancouver, British Columbia or by such other Registrar as the Issuer, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Notes of such series or as the Issuer may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the Holders and particulars of the Notes held by them respectively and of all transfers of Notes. Such registration shall be noted on the relevant Notes by the Trustee or other Registrar unless a new Note shall be issued upon such transfer.

(b)	No transfer of a registered Note shall be valid unless made on such register referred to in Section 4.1(a) by the Holder or such Holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other Registrar upon surrender of the Notes together with a duly executed form of transfer acceptable to the Trustee or other Registrar and upon compliance with such other reasonable requirements as the Trustee or other Registrar may prescribe, and unless the name of the transferee shall have been noted on the Note by the Trustee or other Registrar.

4.2	Global Notes

(a)	With respect to Notes issuable as or represented by, in whole or in part, one or more Global Notes, the Issuer shall cause to be kept by and at the principal office of the Trustee in Vancouver, British Columbia or by such other Registrar as the Issuer, with the approval of the Trustee, may appoint at such other place or places, if any, as the Issuer may designate with the approval of the Trustee, a register in which shall be entered the name and address of the Holder of each such Global Note (being the Depository, or its nominee, for such Global Note) and particulars of the Global Note held by it, and of all transfers thereof. If any Notes are at any time not Global Notes, the provisions of Section 4.1 shall govern with respect to registrations and transfers of such Notes.

(b)	Notwithstanding any other provision of this Indenture, a Global Note may not be transferred by the Holder thereof and, accordingly, subject to Section 4.6, no Definitive Notes of any series shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in any Supplemental Indenture, a resolution of the Trustee, a Board Resolution or an Officers’ Certificate:

(i)	Definitive Notes may be issued to Beneficial Holders at any time after:

(A)	the Issuer has determined that CDS (1) is unwilling or unable to continue as Depository for Global Notes, or (2) ceases to be eligible to be a Depository, and, in each case the Issuer is unable to locate a qualified successor to its reasonable satisfaction;

(B)	the Issuer has determined, in its sole discretion, or is required by law, to terminate the book-entry only registration system in respect of such Global Notes and has communicated such determination or requirement to the Trustee in writing, or the book-entry system ceases to exist;

(C)	the Note is to be authenticated to or for the account or benefit of a U.S. Holder (other than an Original U.S. Holder that is a Qualified Institutional Buyer), in which case, the Definitive Note shall contain the U.S. Legend set forth in Section 2.3(h), if applicable; or

(D)	the Trustee has determined that an Event of Default has occurred and is continuing with respect to Notes issued as Global Notes, provided that Beneficial Holders representing, in the aggregate, more than 50% of the aggregate outstanding principal amount of the Notes of the affected series advise the Depository in writing, through the Participants, that the continuation of the book-entry only registration system for the Notes of such series is no longer in their best interests; and

(ii)	Global Notes may be transferred (A) if such transfer is required by Applicable Law, as determined by the Issuer and Counsel, or (B) by a Depository to a nominee of such Depository, or by a nominee of a Depository to such Depository, or to another nominee of such Depository, or by a Depository or its nominee to a successor Depository or its nominee.

(c)	Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 4.2(b)(i) or upon the transfer of a Global Note to a Person other than a Depository or a nominee thereof in accordance with Section 4.2(b)(i)(A), the Trustee shall notify all Beneficial Holders, through the Depository, of the availability of Definitive Notes for such series. Upon surrender by the Depository of the Global Notes in respect of any series and receipt of new registration instructions from the Depository, the Trustee shall deliver the Definitive Notes of such series to the Beneficial Holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Notes will be governed by Section 4.1 and the remaining provisions of this Article 4.

(d)	It is expressly acknowledged that a transfer of beneficial ownership in a Note of any series issuable in the form of or represented by a Global Note will be effected only (a) with respect to the interests of participants in the Depository (“Participants”), through records maintained by the Depository or its nominee for the Global Note, and (b) with respect to interests of Persons other than Participants, through records maintained by Participants. Beneficial Holders who are not Participants but who desire to purchase, sell or otherwise transfer ownership of or other interest in Notes represented by a Global Note may do so only through a Participant.

4.3	Transferee Entitled to Registration

The transferee of a Note shall be entitled, after the appropriate form of transfer is deposited with the Trustee or other Registrar and upon compliance with all other conditions for such transfer required by this Indenture or by law, to be entered on the register as the owner of such Note free from all equities or rights of set-off or counterclaim between the Issuer and the transferor or any previous Holder of such Note, save in respect of equities of which the Issuer is required to take notice by law (including any statute or order of a court of competent jurisdiction).

4.4	No Notice of Trusts

None of the Issuer, the Trustee and any Registrar or Paying Agent will be bound to take notice of or see to the performance or observance of any duty owed to a third Person, whether under a trust, express, implied, resulting or constructive, in respect of any Note by the Holder or any Person whom the Issuer or the Trustee treats, as permitted or required by law, as the owner or the Holder of such Note, and may transfer the same on the direction of the Person so treated as the owner or Holder of the Note, whether named as trustee or otherwise, as though that Person were the Beneficial Holder thereof.

4.5	Registers Open for Inspection

The registers referred to in Sections 4.1 and 4.2 shall, subject to Applicable Law, at all reasonable times be open for inspection by the Issuer, the Trustee or any Holder. Every Registrar, including the Trustee, shall from time to time when requested so to do by the Issuer or by the Trustee, in writing, furnish the Issuer or the Trustee, as the case may be, with a list of names and addresses of Holders entered on the registers kept by them and showing the principal amount and serial numbers of the Notes held by each such Holder, provided the Trustee shall be entitled to charge a reasonable fee to provide such a list.

4.6	Transfers and Exchanges of Notes

(a)	Transfer and Exchange of Global Notes. A Global Note may be transferred in whole and not in part only pursuant to Section 4.2(b)(ii). A beneficial interest in a Global Note may not be exchanged for a Definitive Note other than pursuant to Section 4.2(b)(i). A Global Note may not be exchanged for another Note other than as provided in this Section 4.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 4.6(b) or 4.6(c), as applicable.

(b)	Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture, Applicable Laws and the Applicable Procedures. In connection with a transfer and exchange of beneficial interest in Global Notes, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or a Beneficial Holder, in each case, given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) a written order from a Participant or a Beneficial Holder, in each case, given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred, and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 4.6(e).

(c)	Transfer or Exchange of Beneficial Interests in the Global Notes for Definitive Notes. A holder of a beneficial interest in a Global Note may exchange such beneficial interest for a Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note only upon the occurrence of any of the preceding events in Section 4.6(b) and satisfaction of the conditions set forth in Section 4.6(b). Upon the occurrence of any such preceding event and receipt by the Registrar of all documentation required by the Issuer or Registrar, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 4.6(e), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 4.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Beneficial Holder. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. The Holder thereof will execute all documents and related items necessary or required by the Issuer to effectuate the same.

(d)	Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 4.6(d) and Applicable Securities Legislation, the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(e)	Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 4.9 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)	U.S. Restrictions on Transfer and Exchange. If a Definitive Note tendered for transfer bears the U.S. Legend set forth in Section 2.3(h), the Trustee shall not register such transfer unless the transferor has provided the Trustee with the Definitive Note and: (A) the transfer is made to the Issuer; (B) the transfer is made outside of the United States in a transaction meeting the requirements of Rule 904 of Regulation S, and is in compliance with applicable local laws and regulations, and the transferor delivers to the Trustee and the Issuer a declaration substantially in the form set forth in Appendix C to this Indenture, or in such other form as the Issuer may from time to time prescribe, together with such other evidence of the availability of an exemption or exclusion from registration under the U.S. Securities Act (which may, without limitation, include an opinion of counsel, of recognized standing reasonably satisfactory to the Issuer) as the Issuer may reasonably require; (C) the transfer is made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by (i) Rule 144A thereunder, if available, or (ii) Rule 144 thereunder, if available, and in each case in accordance with any applicable state securities or “blue sky” laws; (D) the transfer is in compliance with another exemption from registration under the U.S. Securities Act and applicable state securities laws; or (E) the transfer is made pursuant to an effective registration statement under the U.S. Securities Act and any applicable state securities laws; provided that, it has prior to any transfer pursuant to Sections 4.6(f)(C)(ii) or 4.6(f)(D) furnished to the Trustee and the Issuer an opinion of counsel, of recognized standing, or other evidence in form and substance reasonably satisfactory to the Issuer to such effect. In relation to a transfer under (C)(ii) or (D) above, unless the Issuer and the Trustee receive an opinion of counsel, of recognized standing, or other evidence reasonably satisfactory to the Issuer in form and substance, to the effect that the U.S. Legend set forth in subsection 2.3(h) is no longer required on the Definitive Note representing the transferred Notes, the Definitive Note received by the transferee will continue to bear the U.S. Legend set forth in Section 2.3(h). Notes exchanged for Definitive Notes that bear the U.S. Legend set forth in Section 2.3(h) shall bear the same U.S. Legend.

(g)	General Provisions Relating to Transfers and Exchanges.

(i)	To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s Authentication Order in accordance with Section 2.4 or at the Registrar’s request.

(ii)	No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9).

(iii)	All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)	Neither the Issuer nor the Trustee nor any Registrar shall be required to:

(A)	issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a Redemption Notice under Section 5.1 hereof and ending at the close of business on the day of selection, or

(B)	register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or unless upon due presentation thereof for redemption such Notes are not redeemed, or

(C)	register the transfer of or exchange a Note between a Record Date and the next succeeding Interest Payment Date, or

(D)	to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale offer.

(v)	Subject to any restriction provided in this Indenture, the Issuer with the approval of the Trustee may at any time close any register for the Notes of any series (other than those kept at the principal office of the Trustee in Vancouver, British Columbia) and transfer the registration of any Notes registered thereon to another register (which may be an existing register) and thereafter such Notes shall be deemed to be registered on such other register. Notice of such transfer shall be given to the Holders of such Notes.

(vi)	Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Registrar or Paying Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Registrar or Paying Agent or the Issuer shall be affected by notice to the contrary.

(vii)	The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.4.

(viii)	Upon surrender for registration of transfer of any Note at the office or agency of the Issuer, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(ix)	At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.4 hereof.

(x)	All certifications, certificates and Opinions of Counsel required to be submitted pursuant to this Section 4.6 to effect a registration of transfer or exchange may be submitted by facsimile.

4.7	Charges for Registration, Transfer and Exchange

For each Note exchanged, registered, transferred or discharged from registration, the Trustee or other Registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Note issued (such amounts to be agreed upon from time to time by the Trustee and the Issuer), and payment of such charges and reimbursement of the Trustee or other Registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Holder hereunder:

(a)	for any exchange, registration, transfer or discharge from registration of a Note of any series applied for within a period of two months from the date of the first delivery thereof;

(b)	for any exchange of any interim or temporary Note of any series or interim certificate that has been issued under Section 2.9 for a Definitive Note of any series;

(c)	for any exchange of a Global Note of any series as contemplated in Section 4.2; or

(d)	for any exchange of a Note of any series resulting from a partial redemption under Section 5.3.

4.8	Ownership of Notes

(a)	The Holder for the time being of any Note shall be entitled to the principal, premium, if any, and/or interest evidenced by such Note, free from all equities or rights of set-off or counterclaim between the Issuer and the original or any intermediate Holder thereof (except in respect of equities of which the Issuer is required to take notice by law) and all Persons may act accordingly and the receipt of any such Holder for any such principal, premium, if any, or interest shall be a valid discharge to the Trustee, any Registrar and to the Issuer for the same and none shall be bound to inquire into the title of any such Holder.

(b)	Where Notes are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all or any of such Holders, failing written instructions from them to the contrary, and the receipt of any one of such Holders therefor shall be a valid discharge, to the Trustee, any Registrar and to the Issuer.

(c)	In the case of the death of one or more joint Holders, the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such Holders and to the estate of the deceased and the receipt by such survivor or survivors and the estate of the deceased thereof shall be a valid discharge by the Trustee, any Registrar and the Issuer.

(d)	Unless otherwise required by law, the Person in whose name any Note is registered shall for all purposes of this Indenture (except for references in this Indenture to a “Beneficial Holder”) be and be deemed to be the owner thereof and payment of or on account of the principal of, premium, if any, and interest on such Note shall be made only to or upon the order in writing of such Holder.

(e)	Notwithstanding any other provision of this Indenture, all payments in respect of Notes issuable in the form of or represented by a Global Note shall be made to the Depository or its nominee for subsequent payment by the Depository or its nominee to the Beneficial Holders.

4.9	Cancellation and Destruction

All matured Notes of any series shall forthwith after payment of all Obligations thereunder be delivered to the Trustee or to a Person appointed by it or by the Issuer with the approval of the Trustee and cancelled by the Trustee. All Notes of any series which are cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Issuer, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Notes so destroyed.

Article 5
REDEMPTION AND PURCHASE OF NOTES

5.1	Redemption of Notes

Subject to the provisions of the Supplemental Indenture relating to the issue of a particular series of Notes or, in the case of the 2019 Senior Secured Notes, Article 3, Notes of any series may be redeemed before the Stated Maturity thereof, in whole at any time or in part from time to time, at the option of the Issuer and in accordance with and subject to the provisions set out in this Indenture and any applicable Supplemental Indenture, including those relating to the payment of any required redemption price (“Redemption Price”).

5.2	Places of Payment

The Redemption Price will be payable upon presentation and surrender of the Notes called for redemption at any of the places where the principal of such Notes is expressed to be payable and at any other places specified in the Redemption Notice.

5.3	Partial Redemption

(a)	If less than all of the Notes of any series are to be redeemed at any time, the Trustee will select Notes of such series for redemption as follows:

(i)	if the Notes are listed on any national securities exchange, including the Canadian Securities Exchange, in compliance with the requirements of the principal national securities exchange; or

(ii)	if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate; or

(iii)	if the Notes are included in global form, based on a method required by CDS or a method that most nearly approximates a pro rata selection, as the Trustee deems appropriate.

Subject to the foregoing and the Supplemental Indenture relating to any series of Notes (or, in the case of the 2019 Senior Secured Notes, Article 3), Notes or portions of Notes the Trustee selects for redemption shall be in minimum amounts of REDACT or integral multiples of REDACT.

(b)	If Notes of any series are to be redeemed in part only, the Redemption Notice that relates to such Notes will state the portion of the principal amount of such Notes that is to be redeemed. In the event that one or more of such Notes becomes subject to redemption in part only, upon surrender of any such Notes for payment of the Redemption Price, together with interest accrued to but excluding the applicable Redemption Date, the Issuer shall execute and the Trustee shall authenticate and deliver without charge to the Holder thereof or upon the Holder’s order one or more new Notes of such series for the unredeemed part of the principal amount of the Notes so surrendered or, with respect to Global Notes, the Trustee shall make notations on the Global Notes of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Note” or “Notes” as used in this Article 5 shall be deemed to mean or include any part of the principal amount of any Note which in accordance with the foregoing provisions has become subject to redemption.

5.4	Notice of Redemption

Unless otherwise provided in a Supplemental Indenture or, in the case of the 2019 Senior Secured Notes, Article 3, a notice of redemption (the “Redemption Notice”) of any series of Notes shall be given to the Holders of the Notes so to be redeemed not less than 3 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 14.2. Every such Redemption Notice shall specify the aggregate principal amount of Notes called for redemption, the Redemption Date, the Redemption Price and the places of payment and shall state that interest upon the principal amount of Notes called for redemption shall cease to be payable from and after the Redemption Date. Redemption Notices may, at the Issuer’s discretion, be subject to one or more conditions precedent, as described under Section 5.5. In addition, unless all the outstanding Notes of a series are to be redeemed, the Redemption Notice shall specify:

(a)	the distinguishing letters and numbers of the Notes which are to be redeemed (as are registered in the name of such Holder);

(b)	if such Notes are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Notes so selected;

(c)	in the case of Global Notes, that the redemption will take place in such manner as may be agreed upon by the Depository, the Trustee and the Issuer; and

(d)	in all cases, the principal amounts of such Notes or, if any such Note is to be redeemed in part only, the principal amount of such part.

Notwithstanding Section 14.2, in the event that all Notes of a series to be redeemed are Global Notes, publication of the Redemption Notice shall not be required.

If Notes of any series are to be redeemed in part only, the Redemption Notice that relates to such Notes will state the portion of the principal amount of such Notes that is to be redeemed. In the event that one or more of such Notes becomes subject to redemption in part only, upon surrender of any such Notes for payment of the Redemption Price, together with interest accrued to but excluding the applicable Redemption Date, the Issuer shall execute and the Trustee shall authenticate and deliver without charge to the Holder thereof or upon the Holder’s order one or more new Notes of such series for the unredeemed part of the principal amount of the Notes so surrendered or, with respect to Global Notes, the Trustee shall make notations on the Global Notes of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Note” or “Notes” as used in this Article 5 shall be deemed to mean or include any part of the principal amount of any Note which in accordance with the foregoing provisions has become subject to redemption.

5.5	Qualified Redemption Notice

In connection with any optional redemption of Notes, any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s sole discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the redemption date so delayed, and that such redemption provisions may be adjusted to comply with any depositary requirements.

5.6	Notes Due on Redemption Dates

Upon a Redemption Notice having been given as provided in Section 5.4, all the Notes so called for redemption or the principal amount to be redeemed of the Notes called for redemption, as the case may be, shall thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the Stated Maturity specified in such Notes, anything therein or herein to the contrary notwithstanding. If any Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes shall be subject to redemption by the Issuer. From and after such Redemption Date, if the monies necessary to redeem such Notes shall have been deposited as provided in Section 5.7 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such Redemption Notices shall have been lodged with it, interest upon the Notes shall cease to accrue. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

5.7	Deposit of Redemption Monies

(a)	Except as may otherwise be provided in any Supplemental Indenture or, in the case of the 2019 Senior Secured Notes, Article 3, upon Notes being called for redemption, the Issuer shall deposit with the Trustee, for onward payment to the Depository, on or before 11:00 a.m. (Toronto time) on the Business Day prior to the Redemption Date specified in the Redemption Notice, such sums of money as may be sufficient to pay the Redemption Price of the Notes so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date, less any Taxes required by law to be deducted or withheld therefrom. The Issuer shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid, to the Depository on behalf of the Holders of such Notes so called for redemption, upon surrender of such Notes, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption.

(b)	Payment of funds to the Trustee upon redemption of Notes shall be made by electronic transfer or certified cheque or pursuant to such other arrangements for the provision of funds as may be agreed between the Issuer and the Trustee in order to effect such payment hereunder. Notwithstanding the foregoing, (i) all payments in excess of REDACT (or such other amount as determined from time to time by the Canadian Payments Association) shall be made by the use of the LVTS; and (ii) in the event that payment must be made to the Depository, the Issuer shall remit payment to the Trustee by LVTS. The Trustee shall have no obligation to disburse funds pursuant to this Section 5.7 unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable Redemption Date. The Trustee shall, if it accepts any funds received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

5.8	Failure to Surrender Notes Called for Redemption

In case the Holder of any Note of any series so called for redemption shall fail on or before the Redemption Date so to surrender such Holder’s Note, or shall not within such time specified on the Redemption Notice accept payment of the redemption monies payable, or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside and, to that extent, such Note shall thereafter not be considered as outstanding hereunder and the Holder thereof shall have no other right except to receive payment of the Redemption Price of such Note, plus any accrued but unpaid interest thereon to but excluding the Redemption Date, less any Taxes required by law to be deducted or withheld, out of the monies so paid and deposited, upon surrender and delivery up of such Holder’s relevant Note. In the event that any money required to be deposited hereunder with the Trustee or any Paying Agent on account of principal, premium, if any, or interest, if any, on Notes issued hereunder shall remain so deposited for a period of six years from the Redemption Date, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Trustee or such Paying Agent to the Issuer on its demand, and thereupon the Trustee shall not be responsible to Holders of such Notes for any amounts owing to them and subject to Applicable Law, thereafter the Holders of such Notes in respect of which such money was so repaid to the Issuer shall have no rights in respect thereof except to obtain payment of the money due from the Issuer, subject to any limitation period provided by the laws of British Columbia.

5.9	Cancellation of Notes Redeemed

Subject to the provisions of Sections 5.4 and 5.10 as to Notes redeemed or purchased in part, all Notes redeemed and paid under this Article 5 shall forthwith be delivered to the Trustee and cancelled and no Notes shall be issued in substitution for those redeemed.

5.10	Purchase of Notes for Cancellation

(a)	Subject to the provisions of any Supplemental Indenture relating to a particular series of Notes or, in the case of the 2019 Senior Secured Notes, Article 3, the Issuer may, at any time and from time to time, purchase Notes of any series in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price; provided such acquisition does not otherwise violate the terms of this Indenture. All Notes so purchased may, at the option of the Issuer, be delivered to the Trustee and cancelled and no Notes shall be issued in substitution therefor.

(b)	If, upon an invitation for tenders, more Notes of the relevant series are tendered at the same lowest price than the Issuer is prepared to accept, the Notes to be purchased by the Issuer shall be selected by the Trustee on a pro rata basis or in such other manner as the Issuer directs in writing and as consented to by the exchange, if any, on which Notes of such series are then listed which the Trustee considers appropriate, from the Notes of such series tendered by each tendering Holder thereof who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes of any series may be so selected, and regulations so made shall be valid and binding upon all Holders thereof, notwithstanding the fact that as a result thereof one or more of such Notes become subject to purchase in part only. The Holder of a Note of any series of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such Holder, one or more new Notes of such series for the unpurchased part so surrendered, and the Trustee shall authenticate and deliver such new Note or Notes upon receipt of the Note so surrendered or, with respect to a Global Note, the Depository shall make book-entry notations with respect to the principal amount thereof so purchased.

Article 6
COVENANTS OF THE ISSUER

As long as any Related Notes remain outstanding, the Issuer hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Holders as follows (unless and for so long as the Issuer and/or one or more of its Subsidiaries are the only Holders (or Beneficial Holders) of the outstanding Related Notes, in which case the following provisions of this Article 6 shall not apply):

6.1	Payment of Principal and Interest

The Issuer shall punctually, according to the terms hereof, pay or cause to be paid all amounts due under this Indenture.

6.2	Keeping of Books

The Issuer shall keep or cause to be kept, and shall cause each of its Subsidiaries (other than non-operating or immaterial Subsidiaries) to keep or cause to be kept proper books of record and account, in which full and correct entries (in all material respects) shall be made of all financial transactions and the property and business of the Issuer and its Subsidiaries in accordance with IFRS.

6.3	Provision of Reports and Financial Statements

The Issuer will maintain and will cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with IFRS (it being understood that monthly financial statements are not required to have footnote disclosures and are subject to normal year-end adjustments). The Issuer will provide to the Trustee, and the Trustee shall deliver to the Holders, the following upon written request: (a) as soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Issuer, the unaudited consolidated and consolidating balance sheet of the Issuer and each of its Subsidiaries as at the end of such fiscal quarter (the “Quarterly Statements”); and (b) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, the consolidated balance sheet of the Issuer and its Subsidiaries, as at the end of such year, audited by certified public accountants selected by the Issuer (together with the Quarterly Statements, the “Financial Reports”). Notwithstanding the foregoing, at any time that the Issuer remains a “reporting issuer” (or its equivalent) in any province or territory of Canada, all Financial Reports will be deemed to have been provided to the Trustee and the Holders once filed on the System for Electronic Document Analysis and Retrieval (SEDAR) or any successor system thereto.

6.4	Compliance with Laws and Contractual Obligations

The Issuer will (A) comply with and cause each of its Subsidiaries to comply in all material respects with (i) the requirements of all Applicable Laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, ERISA, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which such Person is now doing business or may hereafter be doing business, and (ii) the obligations, covenants and conditions contained in all of the material contractual obligations of each such Person, as applicable, the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on the Issuer, and (B) maintain or obtain and cause each of its Subsidiaries to maintain or obtain, all applicable licenses, qualifications and permits now held or hereafter required to be held by such Person, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Issuer.

6.5	Restricted Payments

The Issuer will not, and will not cause or permit any of its Subsidiaries, to make any cash dividend or distributions in respect of the equity interests of the Issuer or any of its Subsidiaries, except that (i) a Subsidiary of the Issuer may declare and pay dividends on its outstanding equity interests to the Issuer or to a Subsidiary; and (ii) a Subsidiary may declare and pay any cash dividends or distribution it is obligated to pay pursuant to any contractual obligation of such Subsidiary existing prior to the date hereof. Notwithstanding anything to the contrary provided in this Section 6.5 or elsewhere, nothing contained herein shall prevent the Issuer from effectuating a distribution of the capital stock of Sound Wellness Holdings, Inc. to the stockholders of the Issuer.

6.6	Incurrence of Indebtedness

The Issuer will not and will not permit any of its Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any indebtedness except Permitted Indebtedness.

6.7	Sale of Assets

(a)	The Issuer will not and will not permit any of its Subsidiaries to sell, assign, license, lease, convey, exchange, transfer or otherwise dispose of its property (each, a “Disposition”) to any other Person, except:

(i)	Dispositions of inventory and other property in the ordinary course of business;

(ii)	Dispositions of obsolete or worn-out assets, no longer used or usable in its business;

(iii)	Disposition of the Issuer’s and its Subsidiaries equity securities;

(iv)	Disposition of real property in a sale-leaseback transaction; and

(v)	Dispositions of property in connection with Permitted Indebtedness, including, without limitations, dispositions of property subject to a lien or other encumbrance senior to the lien or other encumbrance granted to the holders of the Related Notes.

6.8	Repurchase at the Option of Holders – Change of Control

(a)	If a Change of Control transaction pursuant to which the Issuer receives all cash or liquid securities occurs prior to the Maturity, the Issuer will be required to make an offer to each Holder of Notes to repurchase all or any part (equal to REDACT or an integral multiple of REDACT of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 106% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any (the “Change of Control Payment Date” which date will be no earlier than the date of such Change of Control).

(b)	No later than 45 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control, offer to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 90 days from the date such notice is mailed and describe the procedures, as required by this Indenture, that Holders must follow in order to tender Notes (or portions thereof) for payment and withdraw an election to tender Notes (or portion thereof) for payment. Notwithstanding anything to the contrary herein, a Change of Control Offer by the Issuer, or by any third party making a Change of Control Offer in lieu of the Issuer as described below, may be made in advance of a Change of Control, conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(c)	The Issuer will comply with the requirements of any Applicable Securities Legislation to the extent such requirements are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any Applicable Securities Legislation conflict with the Change of Control provisions of this Indenture, or compliance with the Change of Control provisions of this Indenture would constitute a violation of any such laws or regulations, the Issuer will comply with the Applicable Securities Legislation and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(d)	On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e)	On the Change of Control Payment Date, the Paying Agent will promptly wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of REDACT or an integral multiple of REDACT in excess thereof.

(f)	The Issuer will advise the Trustee and the Holders of the Notes of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(g)	If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(h)	The provisions of Section 6.8 that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(i)	Notwithstanding anything to the contrary in this Section 6.8, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if:

(i)	a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer; or

(ii)	a Redemption Notice has been given pursuant to Section 5.4, unless and until there is a Default in payment of the applicable Redemption Price.

6.9	Maintenance of Properties

The Issuer will maintain and cause its Subsidiaries to maintain in good repair, working order and condition, all material properties used in its businesses and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

6.10	Organizational Existence

The Issuer will, and will cause each of its Subsidiaries (other than non-operating or immaterial Subsidiaries) to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to such Person’s business and leases, privileges, franchises, qualifications and rights that are necessary in the ordinary conduct of its business.

6.11	Original Senior Secured Notes

The Issuer shall provide to the Trustee: (1) upon request, a register of holders of Original Senior Secured Notes containing the name and address of the each holder of an Original Senior Secured Note and showing the principal amount and series numbers of the Original Senior Secured Notes held by each such holder; and (2) as soon as reasonably practicable following receipt, any and all documents, notices, and other correspondence received by the Issuer from any holder of an Original Senior Secured Note that the Issuer reasonably determines to be relevant to the performance or observance of any duties or obligations of the Trustee under this Indenture. For the avoidance of doubt, any written notice provided to the Issuer in relation to a Default under the Original Senior Secured Notes is relevant to the performance of the obligations of the Trustee under this Indenture.

Article 7
DEFAULT AND ENFORCEMENT

7.1	Events of Default

Unless otherwise provided in a Supplemental Indenture relating to a particular series of Notes, an “Event of Default” means any one of the following events:

(a)	Default in the due and punctual payment of the principal of, or any other amount owing in respect of (including interest), a Note when and as the same shall become due and payable; provided that the Issuer shall be provided with a twenty (20) Business Day cure period for nonpayment of interest, fees or amounts other than principal on the Note, after there has been given to the Issuer by the Trustee a written notice specifying such Default and requiring it to be remedied;

(b)	Default in the performance or observance of any covenant or agreement of the Issuer in this Indenture (other than a covenant or agreement a Default in the performance of which is specifically provided for elsewhere in this Section 7.1), and the continuance of such default for a period of thirty (30) days after there has been given to the Issuer by the Trustee a written notice specifying such Default and requiring it to be remedied, provided that, if the Issuer uses commercially reasonable efforts to cure such Default within such thirty (30) day period but cannot cure said Default during such thirty (30) day period, the Issuer shall have such time as is necessary to cure such default provided the Issuer maintains commercially reasonable efforts to cure such Default beyond the initial thirty (30) day cure period;

(c)	any representation or warranty made by the Issuer herein is materially incorrect in any respect on the date such representation or warranty was made;

(d)	an event of default by the Issuer under any material debt financing agreement (which, for the avoidance of doubt, shall include the Related Notes and the Guaranty and Collateral Security Agreement, and shall exclude any intercompany debt including, without limitation, any Intercompany Notes); provided that any Issuer default under any such agreement that is related to the Issuer’s reasonable opinion that the counterparty to such agreement has materially breached its obligations thereunder shall not be considered a default hereunder;

(e)	the entry of a decree or order by a court having jurisdiction adjudging the Issuer as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the United States Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 calendar days;

(f)	the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the United States Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors;

(g)	the Issuer proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Issuer; or

(h)	it becomes unlawful for the Issuer to perform or comply with its obligations under this Indenture or the Related Notes.

For the purposes of this Article 7, where the Event of Default refers to an Event of Default with respect to a particular series of Notes as described in this Section 7.1, then this Article 7 shall apply mutatis mutandis to the Notes of such series and references in this Article 7 to the “Notes” shall be deemed to be references to Notes of such particular series, as applicable.

7.2	Declaration of Event of Default; Exercise of Remedies

(a)	In order to declare an Event of Default under the Related Notes, the holders of more than 50% of the aggregate outstanding principal amount of all Related Notes (collectively, the “Notes Majority”) must, or the Trustee at the request of such Notes Majority must, provide a properly executed written notice to the Issuer (a “Default Notice”), which shall specify: (i) that an Event of Default is being declared; (ii) the particular Event of Default hereunder being declared; and (iii) the actions of the Issuer underlying the Event of Default. If an Event of Default has been declared pursuant to a properly delivered Default Notice, then and in every such case the Notes Majority or the Trustee on behalf of the Notes Majority may by delivery of a writing: (a) declare the Related Notes to be due and payable immediately, and upon any such declaration, the Issuer shall pay to the holders of all Related Notes the outstanding balance of principal and accrued interest under each applicable holders’ Related Notes, and (b) direct the Collateral Agent to act on behalf of the holders of all Related Notes in exercising and enforcing all rights and remedies available to all of such holders of Related Notes, and including, without limitation, foreclosure of any judgment lien on any assets of the Issuer.

(b)	No course of dealing between the Issuer and any Holder or the Trustee or any delay in exercising any rights hereunder shall operate as a waiver by any Holder or the Trustee. No failure or delay by a Holder or Trustee in exercising any right, power or privilege under this Indenture or a Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

7.3	Trustee May File Proofs of Claim

(a)	In case of any pending receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer and its debts or any other obligor upon the Notes (including the Guarantors, if any), and their debts or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal (and premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)	to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(ii)	to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

(b)	Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

7.4	Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment on behalf of the Holders shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the rateable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

7.5	Application of Monies by Trustee

(a)	Except as herein otherwise expressly provided, any money collected by the Trustee of behalf of the Holders pursuant to this Article 7 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(i)	first, in payment or in reimbursement to the Trustee of its reasonable compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)	second, but subject as hereinafter in this Section 7.5 provided, in payment, rateably and proportionately to the Holders, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Notes which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by a resolution of Holders constituting more than 50% of the outstanding principal amount of the Notes and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)	third, in payment of the surplus, if any, of such monies to the Issuer or its assigns and/or the Guarantors, as the case may be;

provided, however, that no payment shall be made pursuant to Section 7.5(a)(ii) above in respect of the principal, premium or interest on any Notes held, directly or indirectly, by or for the benefit of the Issuer or any Subsidiary of the Issuer (other than any Notes pledged for value and in good faith to a Person other than the Issuer or any Subsidiary of the Issuer but only to the extent of such Person’s interest therein), except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Notes which are not so held.

(b)	The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in Section 7.5(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Notes of each applicable series, but it may retain the money so received by it and invest or deposit the same in trust as provided in Section 11.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment or distribution hereunder.

7.6	No Suits by Holders

Except to enforce payment of the principal of, and premium (if any) or interest on any Note held or beneficially owned by the Holder (after giving effect to any applicable grace period specified therefor in Section 7.1), no Holder shall have any right to institute any action, suit or proceeding at law or in equity with respect to this Indenture or for the appointment of a liquidator, trustee or receiver or for a receiving order under any applicable bankruptcy laws or to have the Issuer or any Guarantor wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless:

(a)	There is a continuing Event of Default in accordance with the terms of this Indenture;

(b)	the Holders or Holders of at least a majority in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)	the Holder or Holders offer the Trustee indemnity and funding satisfactory to the Trustee against any costs, liability or expense;

(d)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and funding; and

(e)	during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and rateable benefit of all the Holders.

7.7	Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, a Holder shall have the right, which is absolute and unconditional, to receive payment, as provided herein of the principal of (and premium, if any) and interest on the Notes held by such Holder on the applicable Maturity date and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

7.8	Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors (if any), the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

7.9	Control by Holders

Subject to Section 11.3, the Holders of more than 50% of the principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(a)	such direction shall not be in conflict with any rule of law or with this Indenture;

(b)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;

(c)	nothing herein shall require the Trustee to take any action under this Indenture or any direction from Holders which might in its reasonable judgment involve any expense or any financial or other liability unless the Trustee shall be furnished with indemnification acceptable to it, acting reasonably, including the advance of funds sufficient in the judgment of the Trustee to satisfy such liability, costs and expenses; and

(d)	the Trustee shall have the right to not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting. For certainty, no Holder shall have any right of action whatsoever against the Trustee as a result of the Trustee acting or refraining from acting under the terms of this Indenture in accordance with the instructions from the Holders.

7.10	Notice of Default and Event of Default

If the Trustee provides the Issuer with written notice of a Default or an Event of Default or receives written notice of a Default or an Event of Default, the Trustee shall, within 30 days after it issues or receives written notice of the occurrence of such Default or Event of Default, give notice of such Default or Event of Default to all the Holders (in the manner provided in Section 14.2) and all the holders of the Original Senior Secured Notes (using the contact particulars provided pursuant to Section 6.11). In cases where the Trustee provides the Issuer with, or receives, written notice of a Default, the Trustee shall inquire as to whether the Notes Majority desires to declare an Event of Default should such Default not be cured in accordance with the terms of the Related Notes.

7.11	Waiver of Stay or Extension Laws

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

7.12	Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

7.13	Judgment Against the Issuer

The Issuer covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Holders, judgment may be rendered against it in favour of the Holders or in favour of the Trustee, as trustee for the Holders, for any amount which may remain due in respect of the Notes of any series and premium (if any) and the interest thereon and any other monies owing hereunder.

7.14	Immunity of Officers and Others

The Holders, the Beneficial Holders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director, employee, consultant, contractor, incorporator, member, manager, partner or holder of Capital Stock of the Issuer or of any Guarantor or affiliate or of any successor for the payment of the principal of or premium or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Issuer or any Guarantor contained herein or in the Notes or Security Documents. Each Holder and Beneficial Holder, by accepting its interest in Notes, waives and releases all such claims against, and liability of, such Persons. The waiver and release provided for in this Section 7.14 are part of the consideration for issuance of the Notes.

7.15	Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 14.2 by the Trustee to the Holders of Notes of any series of any payment to be made under this Article 7. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Holders of Notes of the affected series will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the relevant Notes, after deduction of the respective amounts payable in respect thereof on the day so fixed.

7.16	Trustee May Demand Production of Notes

The Trustee shall have the right to demand production of the Notes of any series in respect of which any payment of principal, interest or premium (if any) required by this Article 7 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Issuer as the Trustee shall deem sufficient.

7.17	Statement by Officers

(a)	The Issuer shall deliver to the Trustee, within 120 days after the end of each of its fiscal years, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Issuer and its Subsidiaries with all conditions and covenants in this Indenture. For purposes of this Section 7.17(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)	Upon becoming aware of any Default or Event of Default, the Issuer shall promptly deliver to the Trustee by registered or certified mail or email or by facsimile transmission an Officers’ Certificate, specifying such event, notice or other action giving rise to such Default or Event of Default and the action that the Issuer or Subsidiary, as applicable, is taking or proposes to take with respect thereto.

Article 8
DISCHARGE

8.1	Satisfaction and Discharge

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for herein), when

(a)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation;

(b)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(c)	such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(d)	the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer under this Indenture; and

(e)	the Issuer has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

8.2	Release of Liens

The Guaranty and Collateral Security Agreement sets forth the terms of conditions of the release of Collateral from the liens created thereby, including the release with the consent of the Notes Majority, release upon payment in full of the Related Notes and release upon the disposition of Collateral by the Issuer or its Subsidiaries in accordance with the terms of this Indenture and the Original Senior Secured Notes.

Article 9
MEETINGS OF HOLDERS

9.1	Purpose, Effect and Convention of Meetings

(a)	Wherever in this Indenture a consent, waiver, notice, authorization or resolution of the Holders (or any of them) is required, a meeting may be convened in accordance with this Article 9 to consider and resolve whether such consent, waiver, notice authorization or resolution should be approved by such Holders. A consent, waiver, notice, authorization or resolution passed by the affirmative votes of the Holders of more than 50% of the outstanding principal amount of the Notes on a poll at a meeting of Holders duly convened for the purpose and held in accordance with the provisions of this Indenture shall constitute conclusively such consent, waiver, notice, authorization or resolution.

(b)	At any time and from time to time, the Trustee on behalf of the Issuer may and, on receipt of an Issuer Order or a Holders’ Request and upon being indemnified and funded for the costs thereof to the reasonable satisfaction of the Trustee by the Issuer or the Holders signing such Holders’ Request, will, convene a meeting of all Holders.

(c)	If the Trustee fails to convene a meeting after being duly requested as aforesaid (and indemnified and funded as aforesaid), the Issuer or such Holders may themselves convene such meeting and the notice calling such meeting may be signed by such Person as the Issuer or those Holders designate, as applicable. Every such meeting will be held in Vancouver, British Columbia or such other place as the Trustee may in any case determine or approve.

9.2	Notice of Meetings

(a)	Not more than 60 days’ nor less than at least 21 days’ notice of any meeting of the Holders of Notes of any series or of all series then outstanding, as the case may be, shall be given to the Holders of Notes of such series or of all series of Notes then outstanding, as applicable, in the manner provided in Section 14.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it, and to the Issuer, unless such meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 9. The accidental omission to give notice of a meeting to any Holder shall not invalidate any resolution passed at any such meeting. A Holder may waive notice of a meeting either before or after the meeting.

(b)	If the business to be transacted at any meeting by resolution of Holder’s, or any action to be taken or power exercised by instrument in writing under Section 9.12, especially affects the rights of holders of Notes of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Notes of any other series are affected (determined as provided in Sections 9.2(c) and 9.2(d)), then:

(i)	a reference to such fact, indicating each series of Notes in the opinion of the Trustee (or the Person calling the meeting) so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)	the holders of Notes of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 9.12 unless in addition to compliance with the other provisions of this Article 9:

(A)	at such Serial Meeting: (I) there are Holders present in person or by proxy and representing more than 50% of the principal amount of the Notes then outstanding of such series; and (II) the resolution is passed by such proportion of Holders of the principal amount of the Notes of such series then outstanding voted on the resolution as is required by Sections 12.1; or

(B)	in the case of action taken or power exercised by instrument in writing under Section 9.12, such instrument is signed in one or more counterparts by such proportion of Holders of the principal amount of the Notes of such series then outstanding as is required by Sections 12.1.

(c)	Subject to Section 9.2(d), the determination as to whether any business to be transacted at a meeting of Holders, or any action to be taken or power to be exercised by instrument in writing under Section 9.12, especially affects the rights of the Holders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Holders of any other series (and is therefore an especially affected series) shall be determined by an Opinion of Counsel, which shall be binding on all Holders, the Trustee and the Issuer for all purposes hereof.

(d)	A proposal:

(i)	to extend the Maturity of Notes of any particular series or to reduce the principal amount thereof, the rate of interest or premium thereon;

(ii)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Notes of a particular series are outstanding; or

(iii)	to reduce with respect to Holders of any particular series any percentage stated in this Section 9.2 or Sections 9.4 and 9.12;

shall be deemed to especially affect the rights of the Holders of such series in a manner differing in a material way from that in which it affects the rights of holders of Notes of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Notes of any or all other series.

9.3	Chair

Some individual, who need not be a Holder, nominated in writing by the Trustee shall be chair of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Holders present in person or by proxy shall choose some individual present to be chair.

9.4	Quorum

Subject to this Indenture, at any meeting of the Holders of Notes of any series or of all series then outstanding, as the case may be, a quorum shall consist of Holders present in person or by proxy and representing more than 50% of the principal amount of the outstanding Notes of the relevant series or all series then outstanding, as the case may be, and, if the meeting is a Serial Meeting, more than 50% of the principal amount of the Notes then outstanding of each especially affected series. If a quorum of the Holders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Holders or pursuant to a Holders’ Request, shall be dissolved, but in any other case the meeting may be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

9.5	Power to Adjourn

The chair of any meeting at which the requisite quorum of the Holders is present may, with the consent of the Holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.6	Voting

On a poll each Holder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each $1.00 principal amount of the Notes of the relevant series of Notes of which it is the Holder. A proxyholder need not be a Holder. In the case of joint registered Holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Notes of which they are joint Holders.

9.7	Poll

A poll will be taken on every resolution submitted for approval at a meeting of Holders, in such manner as the chair directs, and the results of such polls shall be binding on all Holders of the relevant series. Except as otherwise provided, every resolution will be decided by a majority of the votes cast on the poll for that resolution.

9.8	Proxies

A Holder may be present and vote at any meeting of Holders by an authorized representative. The Issuer (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Holders to be present and vote at any meeting without producing their Notes, and of enabling them to be present and vote at any such meeting by proxy and of depositing instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)	the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any individual signing on behalf of a Holder;

(b)	the deposit of instruments appointing proxies at such place as the Trustee, the Issuer or the Holder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by other electronic means before the meeting to the Issuer or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Holders and Persons whom Holders have by instrument in writing duly appointed as their proxies.

9.9	Persons Entitled to Attend Meetings

The Issuer and the Trustee, by their respective directors, officers and employees and the respective legal advisors of the Issuer, the Trustee or any Holder may attend any meeting of the Holders, but shall have no vote as such.

9.10	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Holders by resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other such power or powers thereafter from time to time. No powers exercisable by resolution will derogate in any way from the rights of the Issuer pursuant to this Indenture.

9.11	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Issuer, and any such minutes as aforesaid, if signed by the chair of the meeting at which such resolutions were passed or proceedings had, or by the chair of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

9.12	Instruments in Writing

Any consent, waiver, notice, authorization or resolution of the Holders which may be given by resolution at a meeting of the Holders pursuant to this Article 9 may also be given by the Holders of more than 50% of the principal amount of the outstanding Notes of such series by a signed instrument in one or more counterparts, and the expression “resolution” when used in this Indenture will include instruments so signed. Notice of any resolution passed in accordance with this Section 9.12 will be given by the Trustee to the affected Holders within 30 days of the date on which such resolution was passed.

9.13	Binding Effect of Resolutions

Every resolution passed in accordance with the provisions of this Article 9 at a meeting of Holders of a particular series of Notes or of all series then outstanding, as the case may be, shall be binding upon all the Holders of Notes or of the particular series, as the case may be, whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 9.12 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder and the Trustee (subject to the provisions for its indemnity herein contained) shall, subject to Applicable Law, be bound to give effect accordingly to every such resolution and instrument in writing. Notwithstanding anything in this Indenture (but subject to the provisions of any indenture, deed or instrument supplemental or ancillary hereto), any covenant or other provision in this Indenture or in any Supplemental Indenture which is expressed to be or is determined by the Trustee (relying on the advice of Counsel) to be effective only with respect to Notes of a particular series, may be modified by the required resolution or consent of the Holders of Notes of such series in the same manner as if the Notes of such series were the only Notes outstanding under this Indenture.

9.14	Evidence of Rights of Holders

(a)	Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Holders may be in any number of concurrent instruments of similar tenor signed or executed by such Holders. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney will be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

(b)	Notwithstanding Section 9.14(a), the Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

9.15	Actions by the Notes Majority

In the event the approval of the Notes Majority is required for any consent, waiver, notice, authorization or resolution, and the affirmative vote of the Holders calculated in accordance with this Article 9 does not constitute the Notes Majority, the Trustee shall give notice to the holders of the Original Senior Secured Notes (in the manner provided in Section 6.11) and determine whether the consent, waiver, notice, authorization or resolution is approved by the Notes Majority.

Article 10
SUCCESSORS TO THE ISSUER AND SUBSIDIARIES

10.1	Merger, Consolidation, Amalgamation or Sale of Assets

(a)	The Issuer will not, and will not permit any of its Subsidiaries directly or indirectly to:

(i)	enter into any transaction of merger or consolidation except, that upon not less than ten (10) Business Days prior written notice to the Holders, any wholly owned Subsidiary of the Issuer may be merged with or into the Issuer (provided that the Issuer is the surviving entity) or any other wholly owned Subsidiary of the Issuer; or

(ii)	liquidate (provided that a Subsidiary may liquidate into the Issuer or another Subsidiary), wind-up or dissolve itself (or suffer any liquidation or dissolution);

provided that both before and immediately after giving effect to any such transaction permissible pursuant to Section 10.1(a)(i) or (ii), no Event of Default shall have occurred and be continuing.

Article 11
CONCERNING THE TRUSTEE

11.1	No Conflict of Interest

The Trustee represents to the Issuer that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 11.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture and the Notes of any series shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises.

11.2	Replacement of Trustee

(a)	The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Issuer 90 days’ notice in writing or such shorter notice as the Issuer may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest with the Issuer, the affiliates and Subsidiaries of the Issuer, or any affiliates of the Issuer or the affiliates and Subsidiaries of the Issuer, or resign in the manner and with the effect specified in this Section 11.2. The validity and enforceability of this Indenture and of the Notes issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Issuer shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Holders in accordance with the provisions hereof. Failing such appointment by the Issuer, the retiring Trustee or any Holder may apply to a judge of the British Columbia Supreme Court, on such notice as such Judge may direct at the Issuer’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Issuer or by the Court shall be subject to removal as aforesaid by the Holders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 11.2 shall be a corporation authorized to carry on the business of a trust company in one or more of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(b)	Any entity into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any entity resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Issuer, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the retiring Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Issuer or any Guarantor be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Issuer or such Guarantor, as applicable.

11.3	Rights and Duties of Trustee

(a)	In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Related Notes and the Security Documents, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent Trustee would exercise in comparable circumstances. Subject to the foregoing, the Trustee will be liable for its own wilful misconduct or gross negligence. The Trustee will not be liable for any act or default on the part of any agent employed by it or a co-Trustee, or for having permitted any agent or co-Trustee to receive and retain any money payable to the Trustee, except as aforesaid.

(b)	Nothing herein contained shall impose any obligation on the Trustee to see to or require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto or thereto, including any Security Documents.

(c)	The Trustee shall not be:

(i)	accountable for the use or application by the Issuer of the Notes or the proceeds thereof;

(ii)	responsible to make any calculation with respect to any matter under this Indenture;

(iii)	liable for any error in judgment made in good faith unless negligent in ascertaining the pertinent facts; or

(iv)	responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any Governmental Authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; cyberterrorism; accidents; labor disputes; acts of civil or military authority and governmental action.

(d)	The Trustee shall have the right to disclose any information disclosed or released to it if, in the reasonable opinion of the Trustee, after consultation with Counsel, it is required to disclose under any Applicable Law, court order or administrative directions, or if, in the reasonable opinion of the Trustee, it is required to disclose to its regulatory authority. The Trustee shall not be responsible or liable to any party for any loss or damage arising out of or in any way sustained or incurred or in any way relating to such disclosure.

(e)	The Trustee shall not be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on whose signature the Trustee is entitled to act, or refrain from acting, under a specific provision of this Indenture.

(f)	The Trustee shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.

(g)	The Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to the Trustee from a Person purporting to be (and whom the Trustee, acting reasonably, believes in good faith to be) an authorized representative of the Issuer or a Holder, as sufficient instructions and authority of such party for the Trustee to act and shall have no duty to verify or confirm that Person is so authorized. The Trustee shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon, or compliance with, such instructions or directions, except to the extent any such losses, cost or expense are the direct result of gross negligence or willful misconduct on the part of the Trustee. The Issuer and the Holders agree: (i) to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by such party; and (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

11.4	Reliance Upon Declarations, Opinions, etc.

(a)	In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith and subject to Section 11.7, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 11.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an Opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Issuer.

(b)	The Trustee shall have no obligation to ensure or verify compliance with any Applicable Law or regulatory requirements on the issue or transfer of any Notes provided such issue or transfer is effected in accordance with the terms of this Indenture. The Trustee shall be entitled to process all transfers and redemptions upon the presumption that such transfer and redemption is permissible pursuant to all Applicable Law and regulatory requirements if such transfer and redemption is effected in accordance with the terms of this Indenture. The Trustee shall have no obligation, other than to confer with the Issuer and its Counsel, to ensure that legends appearing on the Notes comply with regulatory requirements or securities laws of any applicable jurisdiction.

11.5	Evidence and Authority to Trustee, Opinions, etc.

(a)	The Issuer shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Issuer or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the authentication and delivery of Notes hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Issuer, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 11.5, or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Issuer written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice. Such evidence shall consist of:

(i)	an Officers’ Certificate, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(ii)	in the case of a condition precedent the satisfaction of which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an Opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(iii)	in the case of any such condition precedent the satisfaction of which is subject to review or examination by auditors or accountants, an opinion or report of the Issuer’s Auditors whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

(b)	Whenever such evidence relates to a matter other than the authentication and delivery of Notes and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other appraiser or any other individual whose qualifications give authority to a statement made by such individual, provided that if such report or opinion is furnished by a director, officer or employee of the Issuer it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with Section 11.5(a).

(c)	Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include (i) a statement by the individual giving the evidence that he or she has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (ii) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (iii) a statement that, in the belief of the individual giving such evidence, he or she has made such examination or investigation as is necessary to enable him or her to make the statements or give the opinions contained or expressed therein, and (iv) a statement whether in the opinion of such individual the conditions precedent in question have been complied with or satisfied.

(d)	The Issuer shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, an Officers’ Certificate certifying that the Issuer has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would constitute a Default or an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Issuer shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Issuer or as a result of any obligation imposed by this Indenture.

11.6	Officers’ Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officers’ Certificate.

11.7	Experts, Advisers and Agents

Subject to Sections 11.3 and 11.4, the Trustee may:

(a)	employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuator, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Issuer, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Issuer.

11.8	Trustee May Deal in Notes

Subject to Sections 11.1 and 11.3, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in Notes and generally contract and enter into financial transactions with the Issuer or otherwise, without being liable to account for any profits made thereby. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the British Columbia Supreme Court for permission to continue as Trustee hereunder or resign.

11.9	Investment of Monies Held by Trustee

(a)	Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safe-keeping in the Province of British Columbia with any such bank. In respect of any moneys so held, upon receipt of a written order from a Participant or a Beneficial Holder, the Trustee shall invest the funds in accordance with such written order in Authorized Investments (as defined below). Any such written order from a Participant or a Beneficial Holder shall be provided to the Trustee no later than 9:00 a.m. (Toronto time) on the day on which the investment is to be made. Any such written order from a Participant or a Beneficial Holder received by the Trustee after 9:00 a.m. (Toronto time) or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. (Toronto time) the next Business Day. For certainty, after an Event of Default, the Trustee shall only be obligated to make investments on receipt of appropriate instructions from the Holders by way of a resolution of Holders of at least a majority in principal amount of the Notes represented and voting at a meeting of Holders, or by a resolution in writing.

(b)	The Trustee shall have no liability for any loss sustained as a result of any investment selected by and made pursuant to the instructions of the Issuer or the Holders, as applicable, as a result of any liquidation of any investment prior to its maturity or for failure of either the Issuer or the Holders, as applicable, to give the Trustee instructions to liquidate, invest or reinvest amounts held with it. In the absence of written instructions from either the Issuer or the Holders as to investment of funds held by it, such funds shall be held uninvested by the Trustee without liability for interest thereon.

(c)	For the purposes of this section, “Authorized Investments” means short term interest bearing or discount debt obligations issued or guaranteed by the government of Canada or a Province or a Canadian chartered bank (which may include an affiliate (as defined in this section) or related party of the Trustee) provided that such obligation is rated at least R1 (middle) by DBRS or an equivalent rating service. For certainty, the Issuer and the Holders acknowledge and agree that the Trustee has no obligation or liability to confirm or verify that investment instructions delivered pursuant to this Section 11.9 comply with the definition of Authorized Investments.

11.10	Trustee Not Ordinarily Bound

Except as otherwise specifically provided herein, the Trustee shall not, subject to Section 11.3, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Issuer of any of the obligations herein imposed upon the Issuer or of the covenants on the part of the Issuer herein contained, nor in any way to supervise or interfere with the conduct of the Issuer’s business, unless the Trustee shall have been required to do so in writing by the Holders of more than 50% of the principal amount of the Notes then outstanding, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

11.11	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

11.12	Trustee Not Bound to Act on Issuer’s Request

Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Issuer until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

11.13	Conditions Precedent to Trustee’s Obligations to Act Hereunder

(a)	The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Holders hereunder shall be conditional upon any one or more Holders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(b)	None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(c)	The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Holders of Notes of a series at whose instance it is acting to deposit with the Trustee such Notes held by them for which Notes the Trustee shall issue receipts.

(d)	Unless an action is expressly directed or required herein, the Trustee shall request instructions from the Holders with respect to any actions or approvals which, by the terms of this Indenture, the Trustee is permitted to take or to grant (including any such actions or approvals that are to be taken in the Trustee’s “discretion” or “opinion”, or to its “satisfaction”, or words to similar effect), and the Trustee shall refrain from taking any such action or withholding any such approval and shall not be under any liability whatsoever as a result thereof until it shall have received such instructions by way of resolution from the Holders in accordance with this Indenture.

11.14	Authority to Carry on Business

The Trustee represents to the Issuer that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the Provinces of British Columbia and Alberta but if, notwithstanding the provisions of this Section 11.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Section 11.2.

11.15	Compensation and Indemnity

(a)	The Issuer shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Issuer and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any Default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)	The Issuer hereby indemnifies and saves harmless the Trustee and its directors, officers, employees and shareholders from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the gross negligence or wilful misconduct of the Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defence. The Trustee may have separate Counsel and the Issuer shall pay the reasonable fees and expenses of such Counsel. The Issuer need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Trustee or the discharge of this Indenture. Other than for gross negligence or intentional misconduct, any liability of the Trustee shall be limited to direct damages which in the aggregate shall not exceed the amount of fees paid by the Issuer under this Indenture in the twelve months immediately prior to the Trustee receiving the first notice of the claim.

(c)	The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or wilful misconduct on the part of the Trustee.

11.16	Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

11.17	Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to all parties hereto; provided that (A) the written notice shall describe the circumstances of such non-compliance; and (B) if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

11.18	Privacy

(a)	The parties hereto acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(i)	to provide the services required under this Indenture and other services that may be requested from time to time;

(ii)	to help the Trustee manage its servicing relationships with such individuals;

(iii)	to meet the Trustee’s legal and regulatory requirements; and

(iv)	if social insurance or social security numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

(b)	Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of providing services under this Indenture for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Trustee shall make available on its website or upon request, including revisions thereto. The Trustee may transfer some of that personal information to service providers in the United States for data processing and/or storage. Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

11.19	Acceptance of Trustee as Agent

The Trustee hereby accepts its appointment as agent of the holders of the Original Senior Secured Notes to act on behalf of the holders of Original Senior Secured Notes on all matters arising from, relating to or in connection with the rights or obligations of the Notes Majority as set forth in this Indenture, the Related Notes, the Security Documents, the Collateral Agency Agreement and all such other documents or instruments executed in connection with the transactions contemplated by any of the foregoing.

Article 12
AMENDMENT, SUPPLEMENT AND WAIVER

12.1	Ordinary Consent

(a)	Except as provided in Section 12.2, the Issuer and the Trustee (with the affirmative consent of the Holders of more than 50% of the outstanding aggregate principal amount of the Notes) may amend, supplement or waive any provision in this Indenture or the Notes in a manner that is not inconsistent with the Original Senior Secured Notes or the Security Documents or prejudicial to the holders of Original Senior Secured Notes.

(b)	Except as provided in Section 12.2, the Issuer and the Trustee (with the affirmative consent of the Notes Majority, and, if required by the applicable agreement, the Collateral Agent) may amend, supplement or waive any provision in this Indenture, the Related Notes or the Security Documents.

12.2	Without Consent

Notwithstanding Section 12.1, without the consent of any holders of the Related Notes, the Issuer, the Guarantors or the Collateral Agent, the Trustee may amend or supplement this Indenture, the Related Notes or the Security Documents to:

(a)	cure any ambiguity, defect or inconsistency;

(b)	provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)	make any change that would provide any additional rights or benefits to the Holders of Notes and holders of Original Senior Secured Notes or that does not materially adversely affect the legal rights under this Indenture of any Holder of Notes or of any holder of Original Senior Secured Notes;

(d)	add any additional Guarantors or to evidence the release of any Guarantor from its obligations under its Guarantee to the extent that such release is permitted by this Indenture, the 2019 Senior Secured Notes, the Original Senior Secured Notes or the Security Documents,

(e)	comply with the provisions set out in Article 13;

(f)	evidence and provide for the acceptance of appointment by a successor Trustee;

(g)	provide for the issuance of Additional Notes and other credit instruments in accordance with this Indenture;

(h)	to enter into additional or supplemental Security Documents or to add additional parties to the Security Documents to the extent permitted thereunder and under this Indenture;

(i)	allow any future Guarantor to execute a Guarantee; or

(j)	to release Collateral from liens when permitted or required by this Indenture or any Security Documents or add assets to Collateral when permitted or required by this Indenture or any Security Documents.

12.3	Form of Consent

It is not necessary for any consent under Section 12.1 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

12.4	Supplemental Indentures

(a)	Subject to the provisions of this Indenture, the Issuer and the Trustee may from time to time execute, acknowledge and deliver Supplemental Indentures which thereafter shall form part of this Indenture, for any one or more of the following purposes:

(i)	establishing the terms of any series of Notes and the forms and denominations in which they may be issued as provided in Article 2;

(ii)	making such amendments not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes of any series which do not affect the substance thereof and which in the opinion of the Trustee relying on an Opinion of Counsel will not be materially prejudicial to the interests of Holders;

(iii)	rectifying typographical, clerical or other manifest errors contained in this Indenture or any Supplemental Indenture, or making any modification to this Indenture or any Supplemental Indenture which, in the opinion of Counsel, are of a formal, minor or technical nature and that are not materially prejudicial to the interests of the Holders;

(iv)	to give effect to any amendment or supplement to this Indenture or the Notes of any series made in accordance with Sections 12.1 or 12.2;

(v)	evidencing the succession, or successive successions, of others to the Issuer or any Guarantor and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture; or

(vi)	for any other purpose not inconsistent with the terms of this Indenture, provided that in the opinion of the Trustee (relying on an Opinion of Counsel) the rights of neither the Holders nor the Trustee are materially prejudiced thereby.

(b)	Unless this Indenture expressly requires the consent or concurrence of Holders, the consent or concurrence of Holders shall not be required in connection with the execution, acknowledgement or delivery of a Supplemental Indenture contemplated by this Indenture.

(c)	Upon receipt by the Trustee of (i) an Issuer Order accompanied by a Board Resolution authorizing the execution of any such Supplemental Indenture, and (ii) an Officers’ Certificate stating that such amended or Supplemental Indenture complies with this Section 12.4, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

Article 13
GUARANTEES

13.1	Guarantees and Collateral Agent

(a)	Each Guarantor providing a Guarantee on the Issue Date shall execute and deliver to the Trustee the Guaranty and Collateral Security Agreement substantially in the form attached hereto as Appendix B.

(b)	By their acceptance of the Notes, the Holders hereby instruct the Trustee to designate and appoint a Collateral Agent to serve as Collateral Agent and as the Holder’s agent under this Indenture and the Security Documents, and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Guaranty and Collateral Security Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents and the Guaranty and Collateral Security Agreement, and consents and agrees to the terms of the Guaranty and Collateral Security Agreement and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.

(c)	By their acceptance of the Notes hereunder, the Collateral Agent is authorized and directed by the Holders to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.

(d)	Each Holder hereby authorizes and instructs the Trustee to execute the Collateral Agency Agreement for and on behalf of such Holder, and acknowledges and agrees that such execution by the Trustee shall bind the Holder to the terms and conditions set forth therein as though such Holder was a signatory thereto.

Article 14
NOTICES

14.1	Notice to Issuer

Any notice to the Issuer under the provisions of this Indenture shall be valid and effective (i) if delivered to the Issuer at 1800 NW Corporate Blvd, Suite 200, Boca Raton, FL 33431, Attention: Legal Department (ii) if delivered by email to legal@jushico.com, immediately upon sending the email, provided that if such email is not sent during the normal business hours of the recipient, such email shall be deemed to have been sent at the opening of business on the next business day for the recipient, or (iii) if given by registered letter, postage prepaid, to such office and so addressed and if mailed, five days following the mailing thereof. The Issuer may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Issuer for all purposes of this Indenture.

14.2	Notice to Holders

(a)	All notices to be given hereunder with respect to the Notes shall be deemed to be validly given to the Holders thereof if sent by first class mail, postage prepaid, or, if agreed to by the applicable recipient, by email, by letter or circular addressed to such Holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given five days following the day of mailing, or immediately upon sending the email, provided that if such email is not sent during the normal business hours of the recipient, such email shall be deemed to have been sent at the opening of business on the next business day for the recipient, as applicable. Accidental error or omission in giving notice or accidental failure to mail notice to any Holder or the inability of the Issuer to give or mail any notice due to anything beyond the reasonable control of the Issuer shall not invalidate any action or proceeding founded thereon.

(b)	If any notice given in accordance with Section 14.2(a) would be unlikely to reach the Holders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Issuer shall give such notice by publication at least once in a daily newspaper of general national circulation in Canada.

(c)	Any notice given to Holders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

(d)	All notices with respect to any Note may be given to whichever one of the Holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all Holders of any Persons interested in such Note.

14.3	Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective: (i) if delivered to the Trustee at its principal office in the City of Vancouver, British Columbia at 323 – 409 Granville Street V6C 1T2, Attention: VP, Corporate Trust, (ii) if delivered by email to corptrust@odysseytrust.com, immediately upon sending the email, provided that if such email is not sent during the normal business hours of the recipient, such email shall be deemed to have been sent at the opening of business on the next business day for the recipient, or (iii) if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given five days following the mailing thereof.

14.4	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 14.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 14.3.

Article 15
MISCELLANEOUS

15.1	Copies of Indenture

Any holder of a Related Note may obtain a copy of this Indenture without charge by writing to the Issuer at 1800 NW Corporate Blvd, Suite 200, Boca Raton, FL 33431, Attention: Investor Relations (investors@jushico.com).

15.2	Force Majeure

Except for the payment obligations of the Issuer contained herein, neither the Issuer nor the Trustee shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 15.2.

15.3	Waiver of Jury Trial

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE, THE NOTES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS INDENTURE. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this Indenture, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that such party has already relied on the waiver in entering into this Indenture, and that such party shall continue to rely on the waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this Indenture may be filed as a written consent to a trial by the court without a jury.

Article 16
EXECUTION AND FORMAL DATE

16.1	Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Indenture by any party hereto by facsimile transmission or PDF shall be as effective as delivery of a manually executed copy of this Indenture by such party.

16.2	Formal Date

For the purpose of convenience, this Indenture may be referred to as bearing the formal date of November 20, 2020, irrespective of the actual date of execution hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS whereof the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

ISSUER:

JUSHI HOLDINGS INC.

Per:	/s/ Jon Barack
	Name:	Jon Barack
	Title:	President

TRUSTEE:

ODYSSEY TRUST COMPANY

Per:	/s/ Dan Sander
	Name:	Dan Sander
	Title:	VP, Corporate Trust

Per:	/s/ Amy Douglas
	Name:	Amy Douglas
	Title:	Director, Corporate Trust

Appendix A

FORM OF 2019 SENIOR SECURED NOTES

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO JUSHI HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE. [INSERT GLOBAL NOTES LEGEND FOR ALL GLOBAL NOTES]

For Notes originally issued for the benefit or account of a U.S. Holder (other than an Original U.S. Holder that is a Qualified Institutional Buyer), and each Definitive Note issued in exchange therefor or in substitution thereof, also include the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF JUSHI HOLDINGS INC. (THE “ISSUER”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER MUST FIRST BE PROVIDED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

CUSIP ●
ISIN CA●
No.●	US$●

JUSHI HOLDINGS INC.

(a corporation formed under the laws of the Business Corporations Act (British Columbia))

10% SENIOR SECURED NOTES DUE JANUARY 15, 2023

JUSHI HOLDINGS INC. (the “Issuer”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture dated as of November 20, 2020 (the “Indenture”) between the Issuer and Odyssey Trust Company (the “Trustee”), promises to pay to the registered holder hereof on January 15, 2023 (the “Stated Maturity”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of this Indenture the principal sum of [●] dollars ($[●]) in lawful money of the United States of America on presentation and surrender of this Note (the “Note”) at the main branch of the Trustee in Vancouver, British Columbia, in accordance with the terms of this Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof (i) from and including the date hereof, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever shall be the later, in all cases, to and excluding the next Interest Payment Date, at the rate of 10% per annum, in like money, calculated and payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year commencing on December 1, 2020, and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity of this Note) to fall due on the Maturity of this Note and, automatically upon the occurrence and during the continuance of an Event of Default (as defined in the Indenture), the interest rate accruing on the outstanding principal amount of this Note shall be three (3)% more than the rate otherwise payable, in like money and on the same dates.

Interest on this Note will be computed based on a 360-day year of twelve 30-day months and shall be payable quarterly on March 31, June 30, September 30 and December 31.

If the date for payment of any amount of principal, premium or interest is not a Business Day at the place of payment, then payment will be made on the next Business Day and the holder hereof will not be entitled to any further interest on such principal, or to any interest on such interest, premium or other amount so payable, in respect of the period from the date for payment to such next Business Day.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of this Indenture, the mailing of such cheque or the electronic transfer of such funds shall, to the extent of the sum represented thereby (plus the amount of any Taxes deducted or withheld), satisfy and discharge all liability for interest on this Note.

This Note is one of the 2019 Senior Secured Notes of the Issuer issued under the provisions of this Indenture. Reference is hereby expressly made to this Indenture for a description of the terms and conditions upon which this Note and other Notes of the Issuer are or are to be issued and held and the rights and remedies of the holder of this Note and other Notes and of the Issuer and of the Trustee, all to the same effect as if the provisions of this Indenture were herein set forth to all of which provisions the holder of this Note by acceptance hereof assents.

Notes will be issued in minimum denominations of REDACT and integral multiples of REDACT in excess thereof. Upon compliance with the provisions of this Indenture, Notes of any denomination may be exchanged for an equal aggregate principal amount of Notes in any other authorized denomination or denominations.

The indebtedness evidenced by this Note, and by all other 2019 Senior Secured Notes now or hereafter certified and delivered under the Indenture, is a senior secured obligation of the Issuer, as more particularly described in the Indenture.

The principal hereof may become or be declared due and payable before the Stated Maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

This Note may be redeemed at the option of the Issuer on the terms and conditions set out in the Indenture at the Redemption Price therein. The right is reserved to the Issuer to purchase Notes (including this Note) for cancellation in accordance with the provisions of the Indenture.

Upon the occurrence of a Change of Control, the Holders may require the Issuer to repurchase such Holder’s Notes, in whole or in part, at a purchase price in cash equal to 106% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase.

The Issuer shall be entitled to withhold from all payments made under this Note all amounts which are required to be withheld and remitted in respect of Taxes. Any amounts so withheld shall be treated for purposes of this Note as having been paid to the person in respect of whom such withholding was made.

The Indenture contains provisions making binding upon all Holders of Notes outstanding thereunder resolutions passed at meetings of such Holders held in accordance with such provisions and instruments signed by the Holders of a specified majority of Notes outstanding (or certain series of Notes outstanding), which resolutions or instruments may have the effect of amending the terms of this Note or this Indenture.

This Note may only be transferred, upon compliance with the conditions prescribed in this Indenture, in one of the registers to be kept at the principal office of the Trustee in Vancouver, British Columbia and in such other place or places and/or by such other Registrars (if any) as the Issuer with the approval of the Trustee may designate. No transfer of this Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Note for cancellation. Thereupon a new Note or Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Note shall not become obligatory for any purpose until it shall have been authenticated by the Trustee under the Indenture.

This Note and the Indenture are governed by, and are to be construed and enforced in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein.

Capitalized words or expressions used in this Notes shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF JUSHI HOLDINGS INC. has caused this Note to be signed by its authorized representatives as of [_____________], 20__.

JUSHI HOLDINGS INC.

Per:
Name:
Title:

(FORM OF TRUSTEE’S CERTIFICATE)

This Note is one of the Jushi Holdings Inc. 10% Senior Secured Notes due January 15, 2023 referred to in this Indenture within mentioned.

ODYSSEY TRUST COMPANY

Per:
Name:
Title:

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________, whose address and social insurance number, if applicable are set forth below, this Note (or $_________________ principal amount hereof) of JUSH HOLDINGS INC. standing in the name(s) of the undersigned in the register maintained by the Issuer with respect to such Note and does hereby irrevocably authorize and direct the Trustee to transfer such Note in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

If less than the full principal amount of the within Note is to be transferred, indicate in the space provided the principal amount (which must be REDACT or an integral multiple of REDACT) to be transferred.

In the case of a Note that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A)	the transfer is being made to the Issuer;

☐	(B)	the transfer is being made outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and in compliance with any applicable local laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Appendix C to the Indenture, or

☐	(C)	the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Issuer and the Trustee an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Issuer to such effect.

In the case of a Note that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Note is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Issuer and the Trustee an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Issuer to such effect.

1.	The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Note in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank of trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.	The registered holder of this Note is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Note.

Signature of Guarantor

Authorized Officer	Signature of transferring registered holder

Name of Institution

Appendix B

FORM OF GuarantY

(see attached)

AMENDED AND RESTATED GUARANTY AND COLLATERAL SECURITY AGREEMENT

Amended and Restated Guaranty and Collateral Security Agreement, dated as of November 20, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by Jushi Holdings, Inc., a British Columbia corporation (the “Company”), the other direct and/or indirect wholly-owned United States of America and international Subsidiaries of the Company signatory hereto (together with the Company and any other Person that becomes a party hereto as provided herein, each, individually, a “Grantor” and, collectively, “Grantors”), in favor of Acquiom Agency Services LLC, a Delaware limited liability company, as collateral agent for the Secured Parties (the “Collateral Agent”) and Odyssey Trust Company, a trust company incorporated under the laws of the Province of Alberta authorized to carry on the business of a trust company in British Columbia and Alberta (the “Trustee”).

The Grantors and the Collateral Agent entered into a Guaranty and Collateral Security Agreement dated as of December 23, 2019 (the “Original Guaranty and Collateral Security Agreement”) pursuant to which the Grantors granted to the Collateral Agent a security interest in their respective Collateral and the Guarantors provided certain guarantees of the obligations of the Company, in each case in favor of the Collateral Agent on behalf of the holders of the Original Senior Secured Notes in exchange for such holders of the Original Senior Secured Notes severally extending credit to the Company. The Company is affiliated with each other Grantor. The proceeds of credit extended by the holders of Original Senior Secured Notes will be used in part to enable the Company to make valuable transfers to other Grantors in connection with the operation of their respective businesses. The Company and the other Grantors are engaged in interrelated businesses, and each Grantor will derive substantial direct and indirect benefit from extensions of credit under the Original Senior Secured Notes.

The Company and certain holders of Original Senior Secured Notes have agreed to exchange the Original Senior Secured Notes for 2019 Senior Secured Notes and, in connection therewith, the Notes Majority has agreed to permit the Collateral Agent to execute this Agreement on behalf of all Holders, and such execution shall be binding on all Holders.

For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Grantors, the Collateral Agent (for and on behalf of itself and the Notes Majority) have agreed to amend and restate the Original Guaranty and Collateral Security Agreement in its entirety as follows:

Section 1.           Definitions.

1.1.            Unless otherwise defined herein, terms defined in the Trust Indenture and used herein shall have the meanings given to them in the Trust Indenture, and the following terms are used herein as defined in the UCC: Deposit Accounts, Inventory and Equipment.

1.2            When used herein the following terms shall have the following meanings:

“2019 Noteholder” means the Persons entered in the Register as the holder of a 2019 Senior Secured Note or any transferees of such Persons as of the date in question.

“2019 Senior Secured Notes” means the 10% senior secured promissory notes due January 15, 2023, issued by the Company pursuant to, and which are governed by, the terms of the Trust Indenture.

“Agreement” has the meaning set forth in the preamble hereto.

“Collateral” means all of the owned material assets of the Company and each Guarantor, in each case whether owned on the Issue Date or thereafter acquired including, without limitation, all, contract rights, deposits, Deposit Accounts, General Intangibles, Equipment, fixtures, letter-of-credit rights, instruments, Investment Property, documents, commercial tort claims, Intellectual Property and all other assets, wherever located and whether now existing or owned or hereafter acquired or arising, all supporting obligations thereof, and all products and Proceeds thereof, but excluding any Excluded Property.

“Collateral Agency Agreement” means that certain Amended and Restated Collateral Agency Agreement, dated as of November 20, 2020, by and among the Company, the Collateral Agent, the Holders and the Trustee.

“Company Obligations” means all the obligations of the Company to the Holders and the Trustee (solely for the benefit of the 2019 Noteholders), pursuant to the Related Notes and/or the Trust Indenture.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and all renewals of any of the foregoing.

“Event of Default” means an Event of Default pursuant to either the 2019 Senior Secured Notes or the Original Senior Secured Notes.

“Excluded Equity” means: (a) all of the current and future equity interests of the SW Companies; (b) securities of Cresco Labs, Inc. (including any of its successors); (c) the securities of TGS National Holdings, LLC and its Subsidiaries and (d) securities of Organigram Holdings Inc. (including any of its successors).

“Excluded Property” means, with respect to a Grantor, (a) real property and leaseholds, accounts receivable and Inventory, (b) vehicles, (c) those assets and equity interests as to which the Company reasonably determines that the costs or other consequences of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (d) assets or equity interests to which the granting or perfecting of such a security interest would violate any Applicable Law (including, without limitation, any state or local cannabis and cannabis related laws and regulations) or contract or rights of a Person to such assets or equity interests, but only so long as such grant or perfection would violate any such Applicable Law or contract or the rights of a Person to such assets or equity interests, (e) the current and future SW Assets and TGS Assets, (f) any cannabis, cannabis-related, hemp or hemp-related permits or licenses (the “Licenses”) issued by any United States of America, Canadian or off-shore governmental or quasi-governmental agency, whether federal, state, local or otherwise, in each case to the extent such License cannot be transferred pursuant to Applicable Law, provided that: (i) if the Company is permitted at any time to transfer a License, such License shall be pledged by the Company as Collateral hereunder upon the unanimous vote, in writing, of all of the Secured Parties, and (ii) if the Company is permitted at any time to transfer a License but the Secured Parties do not unanimously elect, in writing, for the Company to pledge the applicable License as Collateral hereunder, the Company shall not be permitted to pledge the applicable License to any other Person; (g) assets (including Proceeds and products therefrom) acquired pursuant to subsection (e) of the definition of Permitted Indebtedness; and (h) Excluded Equity.

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to damages arising thereunder and (b) all rights of such Grantor to perform and to exercise all remedies thereunder, provided that General Intangibles shall not include any Excluded Property.

“Grantor” has the meaning set forth in the preamble to this Agreement, and shall include all existing or subsequently acquired or organized direct and/or indirect wholly-owned Subsidiaries of the Company, other than: (a) immaterial Subsidiaries; (b) Sound Wellness Holdings, Inc., and its successors, future parent entities and current and future Subsidiaries (whether or not wholly-owned) (collectively, the “SW Companies”); (c) any Subsidiary to the extent that the burden or cost of providing a guaranty outweighs the benefit afforded thereby as reasonably determined by the Company; (d) any Subsidiary acquired by the Company that, at the time of the relevant acquisition, is an obligor in respect of assumed debt to the extent assumed debt prohibits such Subsidiary from providing a guaranty but only for such time that such debt is in existence or such prohibition is in effect; (e) any Subsidiary to the extent the provision of a guaranty by such Subsidiary would result in material adverse tax consequences as determined by the Company in its reasonable discretion in consultation with its tax advisors; (f) any Subsidiary that is prohibited by Applicable Law or contract from providing a guaranty or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guaranty but only for such time that such prohibition is in effect or such consent, approval, license or authorization has not yet been granted; and/or (g) any direct or indirect Subsidiary of the Company that is not wholly-owned by the Company.

“Guarantor Obligations” means, collectively, with respect to each Guarantor, all of such Guarantor’s obligations hereunder.

“Guarantors” means the collective reference to each Grantor other than the Company.

“Holders” means the holders of Related Notes.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including all Copyrights, Patents and Trademarks, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, provided that Intellectual Property shall not include any Excluded Property.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor (or any Subsidiary of any Grantor) to any other Grantor.

“Investment Property” means the collective reference to all “investment property” as such term is defined in Section 9-102 of the UCC, including all Pledged Notes and all Pledged Equity; provided that Investment Property shall not include any Excluded Property.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Lien” means with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Notes Majority” means the Holders of more than 50% of the aggregate outstanding principal amount of all Related Notes.

“Original Noteholder” means the registered holder of an Original Senior Secured Note as of the date in question.

“Original Senior Secured Notes” means the 10% senior secured promissory notes due January 15, 2023, issued by the Company pursuant to subscription agreements entered into by the Company and the other parties thereto between December 23, 2019 and July 30, 2020.

“Paid in Full” means with respect to the Company Obligations or Guarantor Obligations, the payment in full in cash of all such obligations, unless an alternate form of payment is agreed to in writing by the Company, on the one hand, and the Notes Majority, Trustee (acting on behalf of the Notes Majority), or the Collateral Agent, on the other hand.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Permitted Liens” means: (a) the Liens on the Collateral granted in respect of the Secured Surviving Debt, (b) Liens incurred in connection with the Permitted Indebtedness; (c) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established, and (d) non-consensual Liens imposed by Applicable Law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, Liens for attorneys’ fees and other similar Liens arising in the ordinary course of the Company’s business.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

“Pledged Equity” means all the equity interests directly or indirectly held by the Company or any Guarantor in any Subsidiary, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that Pledged Equity shall not include any Excluded Property (including, without limitation, the Excluded Equity).

“Pledged Notes” means all promissory notes issued to or held by any Grantor and all Intercompany Notes; provided that Pledged Notes shall not include any Excluded Property including, without limitation, promissory notes evidencing the accounts receivable of a Grantor and promissory notes issued to any Grantor in connection with extensions of trade credit given by any Grantor in the ordinary course of business.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Related Notes” means, collectively, the 2019 Senior Secured Notes and the Original Senior Secured Notes

“Secured Obligations” means, collectively, Company Obligations and Guarantor Obligations.

“Secured Party” or “Secured Parties” means each Holder and shall include the Trustee on behalf of the 2019 Noteholders.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

“SW Assets” means any and all of the assets of the SW Companies.

“SW Companies” has the meaning specified in the definition of Grantor.

“TGS Assets” means any and all of the assets of TGS National Holdings, LLC and its Subsidiaries.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (b) the right to obtain all renewals thereof.

“Trust Indenture” means that certain trust indenture between the Company and the Trustee dated as of November 20, 2020, providing for the issue of the 2019 Senior Secured Notes.

“Trustee” has the meaning set forth in the preamble hereto.

“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York, provided that if by reason of mandatory provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

Section 2.            Guarantee

2.1.	Guarantee.

(a)            Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to the Collateral Agent, for the benefit of the Secured Parties and their respective successors, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

(b)            Anything herein or in the Related Notes or Trust Indenture to the contrary notwithstanding, the maximum aggregate liability of each Guarantor hereunder and under the Related Notes and Trust Indenture shall in no event exceed the amount which can be guaranteed by such Guarantor (after giving effect to the right of contribution established in Section 2.2) under United States federal and state Applicable Laws relating to the insolvency of debtors, including Applicable Laws relating to fraudulent conveyances or fraudulent transfers.

(c)            The guarantee contained in this Section 2 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

2.2.            No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Collateral Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of Collateral Agent or any Secured Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by Collateral Agent or any Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for Collateral Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Collateral Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to Collateral Agent, if required) and be applied against the Secured Obligations, whether matured or unmatured, as required by the terms of the Related Notes and/or Trust Indenture, or, if not required by any of the foregoing, as determined in the reasonable good faith discretion of the Collateral Agent.

2.3.            Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by Collateral Agent may be rescinded by Collateral Agent and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Collateral Agent, the Notes Majority, or the Trustee acting on behalf of the Notes Majority, and the Related Notes, the Trust Indenture and the Company Obligations set forth therein may be amended, modified, supplemented or terminated, in whole or in part, as the Notes Majority or the Trustee acting on behalf of the Notes Majority may deem advisable from time to time.

2.4.            Guarantee Absolute and Unconditional. Each Guarantor waives, to the extent permitted by Applicable Law, any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2, and all dealings between the Company and any of the Guarantors, on the one hand, and Collateral Agent and Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the extent permitted by Applicable Law, (a) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Secured Obligations and (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Related Notes, the Trust Indenture, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Collateral Agent or any Secured Party or (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against Collateral Agent or any Secured Party (all of which defenses are hereby waived to the extent permitted by Applicable Law). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Collateral Agent against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5.            Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to Collateral Agent without set-off or counterclaim (other than for a defense of full payment, performance or release) in United States dollars at the office of Collateral Agent as may be notified to the Guarantors by the Collateral Agent from time to time.

Section 3.      Grant of Security Interest.

(a)            Initial Grant of Security Interest. Each Grantor hereby grants to Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

(b)             Special Subsidiary Provisions.

(i)            Company acknowledges, represents and covenants that: (1) Jushi Inc, a Delaware corporation (“Jushi”) and wholly-owned Subsidiary of the Company is the issuer of certain Secured Surviving Debt that may prevent Jushi from pledging the outstanding equity of Franklin Bioscience – Penn, LLC (“FBSPA”) as Collateral as of the date hereof; (2) the Secured Surviving Debt issued by Jushi may prevent FBSPA from being a Guarantor hereunder and providing any of its property as Collateral as of the date hereof; (3) until such time as the applicable Secured Surviving Debt issued by Jushi has been fully and finally discharged, Jushi shall not be required to pledge the outstanding equity of FBSPA as Collateral hereunder and shall not do so in support of any financing other than the Secured Surviving Debt, and FBSPA shall neither be a Guarantor hereunder or provide any of its property as Collateral hereunder; and (4) upon the full and final discharge of the Secured Surviving Debt issued by Jushi (subject to Applicable Law, other existing contractual obligations (including, without limitation, those incurred pursuant to Permitted Indebtedness) and the Company’s sole but reasonable business judgement), the Company shall use commercially reasonable efforts to cause Jushi to pledge the outstanding equity of FBSPA as Collateral hereunder, to cause FBSPA to become a Guarantor hereunder and to cause FBSPA to provide its property as Collateral hereunder (excluding, for the avoidance of doubt, Excluded Property) and if FBSPA does not become a Guarantor hereunder or provide its property as Collateral hereunder, it shall not do so in support of any other financing except for Permitted Indebtedness related to FBSPA or any of its Subsidiaries.

(i)            Company acknowledges, represents and covenants that: (1) Jushi is the issuer of certain Secured Surviving Debt that may prevent FBSPA from pledging the outstanding equity of Franklin Bioscience – NE, LLC (“FBSNE”), Franklin Bioscience – SE, LLC (“FBSSE”) and Franklin Bioscience – SW, LLC (“FBSSW”) as Collateral as of the date hereof; (2) the Secured Surviving Debt issued by Jushi may prevent FBSNE, FBSSE and FBSSW from being Guarantors hereunder and providing respective property as Collateral as of the date hereof; (3) until such time as the Secured Surviving Debt issued by Jushi has been fully and finally discharged, FBSPA shall not be required to pledge the outstanding equity of FBSNE, FBSSE or FBSSW as Collateral hereunder and shall not do so in support of any financing other than the Secured Surviving Debt, and none of FBSNE, FBSSE or FBSSW shall be a Guarantor hereunder or be required to provide any of their respective property as Collateral hereunder; and (4) upon the full and final discharge of the applicable Secured Surviving Debt issued by Jushi (subject to Applicable Law, other existing contractual obligations (including, without limitation, those incurred pursuant to Permitted Indebtedness) and FBSPA’s sole but reasonable business judgement), the Company shall use commercially reasonable efforts to cause FBSPA to pledge the outstanding equity of FBSNE, FBSSE and FBSSW as Collateral hereunder, to cause FBSNE, FBSSE and FBSSW to become Guarantors hereunder and to cause FBSNE, FBSSE and FBSSW to provide their respective property as Collateral hereunder (excluding, for the avoidance of doubt, Excluded Property) and if any of FBSNE, FBSSE and FBSSW do not become a Guarantor hereunder or provide its property as Collateral hereunder, it shall not do so in support of any other financing except for Permitted Indebtedness related to FBSPA or any of its Subsidiaries.

(ii)            Company acknowledges, represents and covenants that: (1) Jushi OH, LLC, an Ohio limited liability company (“JOH”) and wholly-owned Subsidiary of the Company is party to a services contract (the “JOH Services Contract”) that may contractually prohibit JOH from being a Guarantor hereunder and providing its property as Collateral as of the date hereof; (2) until such time as the JOH Services Contract has been terminated, JOH shall not be a Guarantor hereunder or provide any of its property as Collateral hereunder and shall not do so in support of any other financing whatsoever; and (3) upon the termination of the JOH Services Contract (subject to Applicable Law, other existing contractual obligations (including, without limitation, those incurred pursuant to Permitted Indebtedness) and the Company’s sole but reasonable business judgement), the Company shall use commercially reasonable efforts to cause JOH to become a Guarantor hereunder and to cause JOH to provide its property as Collateral hereunder (excluding, for the avoidance of doubt, Excluded Property) and if JOH does not become a Guarantor hereunder or provide its property as Collateral hereunder, it shall not do so in support of any other financing except for Permitted Indebtedness related to JOH or any of its Subsidiaries.

(ii)            Company acknowledges, represents and covenants that: (1) Production Excellence, LLC, a Nevada limited liability company (“PE”) and wholly-owned subsidiary of the Company is party to a services contract (the “PE Services Contract”) that may contractually prohibit PE from being a Guarantor hereunder and providing its property as Collateral as of the date hereof; (2) until such time as the PE Services Contract has been terminated, PE shall not be a Guarantor hereunder or provide any of its property as Collateral hereunder; nor shall PE consent to be a guarantor or pledge its property as collateral in support of any other financing; and (3) upon the termination of the PE Services Contract (subject to Applicable Law, other existing contractual obligations (including, without limitation, those incurred pursuant to Permitted Indebtedness) and the Company’s sole but reasonable business judgement), the Company shall use commercially reasonable efforts to cause PE to become a Guarantor hereunder and to provide its property as Collateral hereunder (excluding, for the avoidance of doubt, Excluded Property) and if PE does not become a Guarantor hereunder or provide its property as Collateral hereunder, it shall not do so in support of any other financing except for Permitted Indebtedness related to PE or any of its Subsidiaries.

(iii)            Company acknowledges, represents and covenants that: (1) Bear Flag Assets, LLC (“BFA”), a California limited liability company and wholly-owned subsidiary of the Company is party to a purchase and sale contract pursuant to which BFA may be obligated to issue Secured Surviving Debt after the date hereof; (2) the Secured Surviving Debt that may be issued by BFA after the date hereof may prevent BFA from pledging certain property of BFA as Collateral hereunder and may prevent a Subsidiary of BFA from being a Guarantor hereunder and pledging such Subsidiary’s property; (3) in the event BFA is required to issue the Secured Surviving Debt, until such time as the Secured Surviving Debt has been fully and finally discharged, BFA shall not be required to pledge any property associated with such Secured Surviving Debt as Collateral hereunder, nor shall it be required to cause the Subsidiary associated with such Secured Surviving Debt to be a Guarantor hereunder or provide any of such Subsidiary’s property as Collateral hereunder and shall not pledge its property, permit any of its Subsidiaries to guarantee or permit any of its Subsidiaries to pledge any of their property in support of any financing other than such Secured Surviving Debt; and (4) upon the full and final discharge of the Secured Surviving Debt issued by BFA (subject to Applicable Law, other existing contractual obligations and the Company’s sole but reasonable business judgement), the Company shall use commercially reasonable efforts to cause BFA to pledge its property associated with the Secured Surviving Debt as Collateral hereunder (excluding, for the avoidance of doubt, Excluded Property) and to cause the Subsidiary of BFA to which such Secured Surviving Debt applies to become a Guarantor hereunder and provide such Subsidiary’s property as Collateral hereunder (excluding, for the avoidance of doubt, Excluded Property) and if BFA does not become a Guarantor hereunder or provide its property as Collateral hereunder, it shall not do so in support of any other financing except for Permitted Indebtedness related to BFA or any of its Subsidiaries.

(iii)            Company acknowledges, represents and covenants that: (1) Jushi VA, LLC, a Virginia limited liability company (“JVA”) and wholly-owned subsidiary of the Company has a 61.765% majority interest in the equity of Dalitso, LLC, a Virginia limited liability company (“Dalitso”) and is a party to Dalitso’s operating agreement (“OA”) that, as of the date hereof, contractually prohibits JVA from unilaterally becoming a Guarantor hereunder and providing its membership interest in Dalitso as Collateral without necessary consent under the OA; (2) Company has provided a $15 million USD credit facility to Dalitso but expects that such credit facility will need to be increased; (3) as part of any negotiations to increase such credit facility, the Company agrees to use commercially reasonable efforts to obtain consent under the OA to permit JVA to be a Guarantor hereunder and pledge its assets, including its direct membership interest in Dalitso, as Collateral in support of the Related Notes; and (4) upon obtaining such consent and subject to Applicable Law and other existing contractual obligations (including, without limitation, those incurred pursuant to Permitted Indebtedness), and provided further that subject to regulatory approvals if necessary, the Company shall use commercially reasonable efforts to cause JVA to become a Guarantor hereunder and to provide its property as Collateral hereunder (excluding, for the avoidance of doubt, Excluded Property) (including the pursuit of regulatory approvals if necessary) and if JVA does not become a Guarantor hereunder or provide its property as Collateral hereunder, it shall not do so in support of any other financing except for Permitted Indebtedness related to JVA or any of its Subsidiaries.

(iv)            Notwithstanding anything to the contrary, Company’s requirement to cause the applicable Subsidiaries set forth in this Section 3(b) to become additional Guarantors hereunder and pledge the applicable assets or equity as additional Collateral shall be subject to Applicable Law and shall apply only to the extent that such Subsidiary’s status as a Guarantor hereunder or providing its property as additional Collateral hereunder would not cause any Holder to be deemed an “owner”, holder of a “financial interest”, or equivalent term set forth by Applicable Law relevant to such Subsidiary, or as otherwise interpreted in writing by the regulatory authority(ies) applicable to such Subsidiary.

Section 4.      Representations and Warranties.

To induce the Holders to make their respective extensions of credit to the Company, each Grantor jointly and severally hereby represents and warrants to Collateral Agent and the Secured Parties that:

4.1.            Title; No Other Liens. The Grantors own each item of the Collateral free and clear of any and all Liens or claims of others, other than Permitted Liens.

4.2.            Perfection of Liens; Priority. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the UCC, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken, or, upon the request of the Collateral Agent, will be taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Collateral Agent, as secured party, in the applicable jurisdiction of such Grantor. Upon the making of such filings Collateral Agent shall, subject to the terms and conditions set forth herein, including, without limitation, Section 5.1(e) hereof, have a first priority perfected security interests in all of the Collateral (to the extent perfection may be achieved by such filing or action) for the benefit of the Secured Parties, as collateral security for the performance of the Secured Obligations (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity).

4.3.             Investment Property.

(a)            The Pledged Equity pledged by each Grantor hereunder constitute, or after delivery of any Pledged Equity from time to time after the Issue Date as required by this Agreement, will constitute, all the issued and outstanding equity interests of each Issuer owned by such Grantor (excluding, for the avoidance of doubt, the Excluded Equity).

(b)            All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable (to the extent applicable).

(c)            Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

(d)            Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Permitted Liens.

4.4.             Intellectual Property.

(a)            On the date hereof, all material, registered Intellectual Property owned by any Grantor is subsisting and unexpired, has not been abandoned, and, to such Grantor’s knowledge, is valid and enforceable and does not infringe the intellectual property rights of any other Person.

(b)            To each Grantor’s knowledge, no holding, decision or judgment has been rendered by any governmental authority directly against any Grantor which would limit, cancel or question the validity of, or any such Grantor’s rights in, any material Intellectual Property owned by any such Grantor in any material respect.

(c)            No action or proceeding is pending against a Grantor, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, or (ii) which would reasonably be expected to materially and adversely affect the value of any such material Intellectual Property.

4.5.            Senior Secured Notes. Each Grantor makes each of the representations and warranties made by the Company in Section 8.1 and 8.2 and (solely with respect to the Original Senior Secured Notes, Section 8.3) of the Original Senior Secured Notes to the extent applicable to such Grantor. Such representations and warranties are incorporated herein by this reference as if fully set forth herein.

Section 5.     Covenants.

Each Grantor covenants and agrees with Collateral Agent that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1.             Maintenance of Perfected Security Interest; Further Documentation.

(a)            Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (subject to any qualifications described in this Agreement) having at least the priority described in this Agreement and upon the reasonable request of Collateral Agent (acting at the direction of the Notes Majority), or the Trustee (acting on behalf of the Notes Majority), shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)            Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as Collateral Agent may reasonably request, all in reasonable detail.

(c)            At any time and from time to time, upon the written request of Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded (if applicable), such further instruments and documents and take such further actions as Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

(d)            Each Grantor authorizes Collateral Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to Collateral Agent promptly upon Collateral Agent’s reasonable request. Any such financing statement, continuation statement, or amendment may be signed (to the extent signature of a Grantor is required under Applicable Law) by Collateral Agent on behalf of any Grantor and may be filed at any time in any jurisdiction in the United States.

(e)            Notwithstanding the foregoing or anything contained herein to the contrary, if and to the extent that the Secured Surviving Debt transaction documents prohibit the Related Notes from being secured by pari passu liens on any of the Collateral securing the Secured Surviving Debt, the Related Notes (to the extent not prohibited by the Secured Surviving Debt transaction documents), will be secured by a senior subordinated Lien on the Collateral so that upon repayment of such Secured Surviving Debt, the senior subordinated Lien on the Collateral securing the Related Notes shall become a senior secured Lien on the Collateral (subject only to liens securing other Permitted Indebtedness). For the avoidance of doubt, if any Secured Surviving Debt transaction document(s) shall prevent a Grantor from pledging any asset, equity security or other property as Collateral for the Secured Obligations, such asset, equity security or other property shall not be considered as Collateral for the Secured Obligations, and the applicable Grantor shall not be required to pledge such asset, equity security or other property as Collateral for the Secured Obligations until such time as the applicable Secured Surviving Debt has been repaid.

5.2.            Investment Property. If such Grantor shall become entitled to receive, or shall receive, any Investment Property, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and, if certificated, deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required for perfection under the UCC, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional Collateral for the Secured Obligations. For the avoidance of doubt, the provisions of this Section 5.2 shall not be applicable to the Excluded Equity.

5.3.             Intellectual Property.

(a)            Except, to the extent applicable, as is consistent with such Grantor’s reasonable business judgment, such Grantor (either itself or through licensees) will use reasonable efforts to (i) maintain such material Trademark in full force free from any claim of abandonment for non-use, (ii) pay all necessary fees and make all necessary filings, including filing any affidavits of use and applications for renewals of registration, to maintain in force all rights under each material registered Trademark, (iii) maintain as in the past the quality of products and services offered under such material Trademark, (iv) use such material Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Law, (v) not adopt or use any mark which is confusingly similar or a colorable imitation of such material Trademark unless Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (vi) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such material Trademark may become invalidated or impaired in any way.

(b)            Except, to the extent applicable, as is consistent with such Grantor’s reasonable business judgment, such Grantor (either itself or through licensees) will (i) pay all necessary fees and make all necessary filings to maintain in force all rights under each material Patent owned by such Grantor, (ii) mark any product covered by each issued material Patent owned by such Grantor with the appropriate notice of such issued Patent, in compliance with the patent laws of the United States or any other applicable jurisdiction in the world, and (iii) not (and not permit any licensee or sublicensee thereof to) knowingly do any act, or omit to do any act, whereby any material Patent owned by such Grantor may become forfeited, abandoned or dedicated to the public.

5.4.            Depositary and Other Deposit Accounts. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains a Deposit Account to provide Collateral Agent with such information with respect to such Deposit Account as Collateral Agent may from time to time reasonably request, and each Grantor hereby consents to such information being provided to Collateral Agent. To the extent requested by Collateral Agent, a Grantor will cause each financial institution at which such Grantor maintains a Deposit Account or a depositary or other deposit account to enter into a control agreement with the Collateral Agent and such Grantor.

5.5.            Senior Secured Notes. Each of the Grantors covenants that it will, and, if necessary, will cause or enable the Company to fully comply with each of the covenants and other agreements set forth in the Related Notes and the Trust Indenture applicable to such Grantor or the Company.

5.6            Encumbered Collateral. Each Grantor covenants and agrees that, (a) it shall not pledge or incur or permit the incurrence of a Lien upon any of its Collateral, except for Permitted Liens, and (b) to the extent such Grantor is prevented from pledging any equity or other Collateral it acquires after the date hereof pursuant to a valid contractual or other encumbrance on such equity or other Collateral, including Applicable Law, it shall make commercially reasonable efforts to obtain such approvals and consents as may be necessary to remove such valid contractual or other encumbrances and pledge such equity as Collateral hereunder. Each Grantor also covenants and agrees to notify Collateral Agent when such encumbrance is removed and the process the Grantor will undertake to effectuate such pledge.

Section 6.      Remedial Provisions.

6.1.            Collateral Agent Powers following an Event of Default. Each Grantor hereby irrevocably makes, constitutes and appoints, at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent as its true and lawful attorney in fact for the purpose of enabling Collateral Agent to assert and collect on such commercial tort and other claims on behalf of each Grantor and to apply such monies in the manner determined by the Collateral Agent. Such appointment, being coupled with an interest, is irrevocable (except upon termination of this Agreement).

6.2.            Intellectual Property Rights. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement after the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable (except upon termination of this Agreement), nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor but exercisable solely upon the occurrence and during the continuance of an Event of Default) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof (subject to the terms of any third-party license agreements for such software and programs).

6.3.             Investment Property.

(a)            Unless an Event of Default shall have occurred and be continuing and the Collateral Agent (acting at the direction of the Notes Majority, or at the direction of the Trustee on behalf of the Notes Majority) shall have given notice to the relevant Grantor of Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Related Notes or the Trust Indenture, and to exercise all voting and other rights with respect to the Investment Property; provided that no vote shall be cast or other right exercised or action taken which could impair, in any material respect, the Collateral Agent’s security interest in the Collateral or which would be inconsistent with or result in any violation of any provision the Related Notes or the Trust Indenture.

(b)            If an Event of Default shall occur and be continuing and upon concurrent notice to such Grantor, (i) Collateral Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with Section 6.4, (ii) at Collateral Agent’s election, any or all of the Investment Property shall be registered in the name of Collateral Agent or its nominee, (iii) Collateral Agent or its nominee may exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise (or by written consent without such a meeting) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer collateral agent, registrar or other designated agency upon such terms and conditions as Collateral Agent may determine), all without liability except to account for property actually received by it, but Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)            Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) so long as an Event of Default exists, unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4.            Proceeds to be Turned Over to Collateral Agent. If an Event of Default shall occur and be continuing, at the written request of the Collateral Agent, all Proceeds of Collateral received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for the Collateral Agent and Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required) and shall be applied to the Secured Obligations as provided in Section 6.5.

6.5.            Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law, giving consideration to Applicable Law governing cannabis-related assets. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by Applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. The Collateral Agent may disclaim any warranties that might arise in connection with any such lease, assignment, grant of option or other disposition of Collateral and have no obligation to provide any warranties at such time. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent permitted by Applicable Law. Such sales may be adjourned and continued from time to time with or without notice to the extent permitted by Applicable Law. Each Grantor further agrees, at the Collateral Agent’s request, after the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select (at the direction of the Notes Majority, or at the direction of the Trustee on behalf of the Notes Majority), whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable documented out-of-pocket attorneys’ fees and disbursements, to the payment of the Secured Obligations. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the Collateral Agent’s exercise of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.6.            Disposition of Pledged Interests. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely due to the private nature of such sale. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

6.7.            Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient for the Secured Obligations to be Paid in Full and the reasonable and documented out-of-pocket fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

6.8.            Marshaling. Neither the Collateral Agent nor any Secured Party shall be under any obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations and, to the extent permitted by Applicable Law, each Grantor hereby waives all rights it may have now or in the future under any Applicable Law or otherwise to compel the Collateral Agent or any Secured Party to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

Section 7.      Collateral Agent.

7.1.            Incorporation of Collateral Agency Agreement by Reference. The parties hereto agree that Section 1.2 of the Collateral Agency Agreement is hereby incorporated by reference into this Agreement.

7.2.            Photocopy of this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.3.            Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of, after applicable notice, if any is so required hereunder, provided to the Grantors, any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Related Notes or the Trust Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as the Collateral Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 8.      Miscellaneous.

8.1.            Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except with the written consent of the Company and the Notes Majority; provided, however, that any amendment to this Agreement that affects the rights, duties or obligations of the Collateral Agent hereunder shall be signed by the Collateral Agent.

8.2.            Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid or (c) sent by facsimile or other electronic transmission, and shall be deemed given when so delivered personally, sent by facsimile or other electronic transmission (confirmed in writing) or mailed. Each such notice, request or demand to or upon any Grantor shall be addressed to such Grantor in care of the Company at the Company’s notice address set forth in the Trust Indenture. All notices to the Collateral Agent shall be delivered to Acquiom Agency Services LLC, as Collateral Agent, 100 South 5th Street, Suite 2600, Minneapolis, MN 55402, Attention: Jushi Holdings, Inc. Administrator, Email: loanagency@srsacquiom.com, with a copy (that will not constitute notice) to: Duane Morris LLP, 222 Delaware Avenue, Suite 1600 Wilmington, DE 19801 Attention: Christopher M. Winter, Esq., Email: cmwinter@duanemorris.com.

8.3.             Enforcement Expenses.

(a)            Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand each Secured Party and the Collateral Agent within fifteen (15) Business Days after written demand therefor, which demand shall set forth the calculation of such expenses in reasonable detail and provide reasonable support therefor, all reasonable and documented out-of-pocket costs and expenses (including legal costs) incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement, the Related Notes or the Trust Indenture (except, with respect to the Trust Indenture, to the extent a different term for payment is set forth therein, in which case the term set forth in the Trust Indenture shall control).

(b)            Each Grantor agrees to pay, and to save the Collateral Agent, Trustee and Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)            The agreements in this Section 8.3 shall survive repayment of the Secured Obligations, and termination of this Agreement.

8.4.            Captions. Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.5.            Nature of Remedies. All Secured Obligations of each Grantor and rights of the Collateral Agent, Trustee and the Secured Parties expressed herein, in the Related Notes or the Trust Indenture shall be in addition to and not in limitation of those provided by Applicable Law. No failure to exercise and no delay in exercising, on the part of the Collateral Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.6.            Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by facsimile or other electronic method of any executed signature page to this Agreement shall constitute effective delivery of such signature page. This Agreement to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including “pdf”) shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

8.7.            Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.8.            Entire Agreement. This Agreement, together with the Related Notes, the Trust Indenture, the Collateral Agency Agreement and all exhibits and attachments thereto embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

8.9.            Successors; Assigns. This Agreement shall be binding upon Grantors, the Secured Parties, the Collateral Agent and the Trustee and their respective successors and permitted assigns, and shall inure to the benefit of Grantors, the Secured Parties, the Collateral Agent and the Trustee and the successors and permitted assigns of the Grantors, Secured Parties, the Collateral Agent and the Trustee. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement. No Grantor may assign or transfer any of its rights or Secured Obligations under this Agreement without the prior written consent of the Collateral Agent.

8.10.            Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.11.            Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAWS, BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF EACH GRANTOR, COLLATERAL AGENT, EACH SECURED PARTY AND TRUSTEE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF EACH GRANTOR, COLLATERAL AGENT, EACH SECURED PARTY AND TRUSTEE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF EACH GRANTOR, THE COLLATERAL AGENT, EACH SECURED PARTY AND TRUSTEE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.12.            Waiver of Jury Trial. EACH GRANTOR, THE COLLATERAL AGENT, EACH SECURED PARTY AND TRUSTEE HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.13.            Set-off. Each Grantor agrees that the Collateral Agent and each Secured Party has all rights of set-off and bankers’ lien provided by Applicable Law, and in addition thereto, each Grantor agrees that at any time any Event of Default exists, the Collateral Agent may apply to the payment of any Secured Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with Collateral Agent, other than trust, employee benefit, tax withholding and payroll accounts or other accounts or amounts not permitted to be applied to the Secured Obligations in accordance with Applicable Law. Following any such set-off, the Collateral Agent shall provide the Company with prompt notice thereof.

8.14.             Acknowledgements. Each party hereto hereby acknowledges that:

(a)            it has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

(b)            neither the Collateral Agent nor Trustee has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement and the relationship between the Grantors, on the one hand, and the Collateral Agent, the Trustee and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

8.15.            Additional Grantors. Each Subsidiary that is required to become a party to this Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement substantially in the form of Annex I hereto.

8.16.             Releases.

(a)            At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released automatically from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Collateral Agent and each Grantor hereunder shall terminate automatically, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall promptly deliver to the Grantors any Collateral held by the Collateral Agent hereunder, and promptly execute and deliver to the Grantors such filings and documents (including an authorization to file UCC termination statements) as the Grantors shall reasonably request to evidence such termination.

(b)            If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Related Notes or the Trust Indenture, then the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Subsidiary of the Company which is a Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Subsidiary shall be sold, transferred or otherwise disposed of in a transaction permitted by the Related Notes or the Trust Indenture; provided that the Company shall have delivered to the Collateral Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Related Notes or the Trust Indenture.

8.17.            Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of the Related Notes, the Trust Indenture, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, or (b) any defense, set-off or counterclaim (other than a defense of payment, performance or release) which may at any time be available to or be asserted by any Grantor or any other Person against the Collateral Agent or any Secured Party. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Collateral Agent against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.18.            Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor or any Issuer for liquidation or reorganization, should any Grantor or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s or any Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[Signature pages follow]

Each of the undersigned has caused this Amended and Restated Guaranty and Collateral Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

JUSHI HOLDINGS INC.

By:
Name:
Title:

JUSHI INC.

By:
Name:
Title:

JMGT, LLC

By:
Name:
Title:

JUSHI IP, LLC

By:
Name:
Title:

JREH, LLC

By:
Name:
Title:

BEAR FLAG ASSETS, LLC

By:
Name:
Title:

TGS CC VENTURES LLC

By:
Name:
Title:

MOJAVE SUNCUP HOLDINGS, LLC

By:
Name:
Title:

ACQUIOM AGENCY SERVICES LLC, AS COLLATERAL AGENT ON BEHALF OF THE HOLDERS

By:
Name:
Title:

ODYSSEY TRUST COMPANY, AS TRUSTEE

By:
Name:
Title:

ANNEX I

FORM OF JOINDER TO GUARANTY AND COLLATERAL SECURITY
AGREEMENT

This JOINDER AGREEMENT, dated as of         (this “Agreement”), is executed by the undersigned for the benefit of Acquiom Agency Services LLC, as Collateral Agent (the “Collateral Agent”) and Odyssey Trust Company, as Trustee (the “Trustee”) in connection with that certain Amended and Restated Guaranty and Collateral Security Agreement dated as of November 20, 2020 among the Grantors party thereto, the Collateral Agent and the Trustee (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Guaranty and Collateral Security Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Amended and Restated Guaranty and Collateral Security Agreement.

Each person signatory hereto (each, a “New Grantor”) is required (or the Company has elected to cause such person) to execute this Agreement pursuant to Section 8.15 of the Amended and Restated Guaranty and Collateral Security Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1.            Each New Grantor assumes all the obligations of a Grantor under the Amended and Restated Guaranty and Collateral Security Agreement and agrees that such New Grantor is bound as a Grantor and a Guarantor under the terms of the Amended and Restated Guaranty and Collateral Security Agreement, as if it had been an original signatory to the Amended and Restated Guaranty and Collateral Security Agreement. In furtherance of the foregoing, such New Grantor hereby (i) grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations and (ii) guarantees the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

2.            In furtherance of its obligations under Section 5.1 of the Amended and Restated Guaranty and Collateral Security Agreement, each New Grantor agrees to execute and deliver to the Collateral Agent appropriately complete UCC financing statements naming such person or entity as debtor and the Collateral Agent as secured party, and describing its Collateral and such other documentation as the Collateral Agent (or its successors or permitted assigns) may require to evidence, protect and perfect (subject to any qualifications in Section 5.1 of the Amended and Restated Guaranty and Collateral Security Agreement) the Liens created by the Amended and Restated Guaranty and Collateral Security Agreement, as modified hereby.

3.            All notices, requests and demands to or upon any New Grantor under the Amended and Restated Guaranty and Collateral Security Agreement shall be effected in the manner provided for in Section 8.2 of the Amended and Restated Guaranty and Collateral Security Agreement and each such notice, request or demand to or upon any New Grantor shall be addressed to such New Grantor in care of the Company at the Company’s notice address set forth in the Trust Indenture.

4.            This Agreement shall be deemed to be part of, and a modification to, the Amended and Restated Guaranty and Collateral Security Agreement and shall be governed by all the terms and provisions of the Amended and Restated Guaranty and Collateral Security Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each party to the Amended and Restated Guaranty and Collateral Security Agreement enforceable against such party, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. Each New Grantor waives notice of the Collateral Agent’s acceptance of this Agreement. Each New Grantor will deliver an executed original of this Agreement to the Collateral Agent and Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

NEW GRANTORS:

[ ]

By:
Name:
Title:

Appendix C

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:      ODYSSEY TRUST COMPANY as Trustee for the Notes of Jushi Holdings Inc. (the “Issuer”)

AND TO: THE ISSUER

The undersigned (A) acknowledges that the sale of _______________________ (the “Securities”) of the Issuer, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as that term is defined in Rule 405 under the U.S. Securities Act) of the Issuer, except solely by virtue of being an officer or director of the Issuer; (2) the offer of such Securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) none of the seller, any affiliate of the seller or any person acting on their behalf has engaged or will engage in any “directed selling efforts” in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such Securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

DATED this ____ day of ____________________, 20_____.

X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)